                                                                  EXHIBIT 10.33


                                     LEASE

                          TST 555/575 MARKET, L.L.C.,
                     A DELAWARE LIMITED LIABILITY COMPANY,
                                   LANDLORD

                                      AND

                            IXL ENTERPRISES, INC.,
                            A DELAWARE CORPORATION,
                                    TENANT

                                      FOR

                               575 MARKET STREET
                           SAN FRANCISCO, CALIFORNIA

                                 MAY 31, 2000

                               TABLE OF CONTENTS


                                                                                         Page
                                                                                         ----
ARTICLE 1 BASIC LEASE PROVISIONS................................................           1
ARTICLE 2 PREMISES, TERM, RENT..................................................           4
ARTICLE 3 USE AND OCCUPANCY.....................................................           5
ARTICLE 4 CONDITION OF THE PREMISES.............................................           6
ARTICLE 5 ALTERATIONS...........................................................           6
ARTICLE 6 REPAIRS...............................................................           9
ARTICLE 7 INCREASES IN TAXES AND OPERATING EXPENSES.............................          10
ARTICLE 8 REQUIREMENTS OF LAW...................................................          14
ARTICLE 9 SUBORDINATION.........................................................          15
ARTICLE 10 SERVICES.............................................................          17
ARTICLE 11 INSURANCE; PROPERTY LOSS OR DAMAGE...................................          20
ARTICLE 12 EMINENT DOMAIN.......................................................          24
ARTICLE 13 ASSIGNMENT AND SUBLETTING............................................          25
ARTICLE 14 ACCESS TO PREMISES...................................................          31
ARTICLE 15 DEFAULT..............................................................          33
ARTICLE 16 LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES..........................          36
ARTICLE 17 NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL..................          36
ARTICLE 18 END OF TERM..........................................................          37
ARTICLE 19 QUIET ENJOYMENT......................................................          38
ARTICLE 20 NO SURRENDER; NO WAIVER..............................................          38
ARTICLE 21 WAIVER OF TRIAL BY JURY; COUNTERCLAIM................................          38
ARTICLE 22 NOTICES..............................................................          39
ARTICLE 23 RULES AND REGULATIONS................................................          39
ARTICLE 24 BROKER...............................................................          39
ARTICLE 25 INDEMNITY............................................................          40
ARTICLE 26 MISCELLANEOUS........................................................          40
ARTICLE 27 SECURITY DEPOSIT.....................................................          44
ARTICLE 28 RENEWAL TERM.........................................................          47
ARTICLE 29 PARKING..............................................................          48
ARTICLE 30 RIGHT OF FIRST OFFER.................................................          49
ARTICLE 31 GROUND FLOOR LOBBY IDENTITY..........................................          53

                             Schedule of Exhibits
                             --------------------


Exhibit A-1 Floor Plan of the 18th Floor
Exhibit A-2 Floor Plan of the 19th Floor
Exhibit A-3 Floor Plan of the 20th Floor
Exhibit A-4 Floor Plan of the 21st Floor
Exhibit A-5 Floor Plan of the 22nd Floor
Exhibit A-6 Floor Plan of the 23rd Floor
Exhibit A-7 Floor Plan of the 24th Floor
Exhibit A-8 Floor Plan of the 25th Floor
Exhibit B   Definitions
Exhibit C   Workletter
Exhibit D   Design Standards
Exhibit E   Cleaning Specifications
Exhibit F   Rules and Regulations
Exhibit G   Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit H   Form of Letter of Credit
Exhibit I   Construction Rules

                                     LEASE

         THIS LEASE is made as of the    day of May, 2000 ("EFFECTIVE DATE"),
between TST 555/575 MARKET, L.L.C. ("LANDLORD"), a Delaware limited liability company, and iXL ENTERPRISES, INC. ("TENANT"), a Delaware corporation.

         Landlord and Tenant hereby agree as follows:


                                   ARTICLE 1

                            BASIC LEASE PROVISIONS

PREMISES The entire 18th, 19th, 20th, 21st, 22nd, 23rd, 24th and 25th floors of the Building, as more particularly shown on EXHIBITS A-1 through A-8 attached hereto.

BUILDING The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 575 Market Street, San Francisco, California.

REAL PROPERTY     The Building, together with the plot of land upon which it stands.

SCHEDULED         18th Floor     Effective Date
DELIVERY DATES    19th Floor     Effective Date
                  20th Floor     Effective Date
                  21st Floor     Effective Date
                  22nd Floor     Effective Date
                  23rd Floor     June 1, 2000
                  24th Floor     June 5, 2000
                  25th Floor     Effective Date

COMMENCEMENT DATE The date Landlord tenders possession to Tenant of the first floor(s) in broom clean condition.

RENT COMMENCEMENT With respect to each floor of the Premises, Tenant's
DATE obligation to pay Rent shall commence on the earlier to occur of (a) the 60th day after Landlord tenders possession of such floor in broom clean condition to Tenant; and (b) the date Tenant physically occupies such floor of the Premises for the conduct of its business operations therein.

EXPIRATION DATE   May 31, 2015.

TERM The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES    Executive and general offices for the transaction of
                  Tenant's business (including multimedia, business services and related uses) in keeping with Comparable Buildings.

BASE YEAR         Calendar year 2000.

TENANT'S          20.4121%.
PROPORTIONATE
SHARE

AGREED AREA OF    458,136 rentable square feet, as mutually agreed by Landlord
BUILDING          and Tenant.


AGREED AREA OF    18th Floor        11,671 rentable square feet, as mutually agreed by
PREMISES                            Landlord and Tenant

                  19th Floor        11,671 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  20th Floor        11,671 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  21st Floor        11,704 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  22nd Floor        11,284 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  23rd Floor        11,172 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  24th Floor        12,021 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  25th Floor        12,321 rentable square feet, as mutually agreed by
                                    Landlord and Tenant

                  Total:            93,515 rentable square feet, as mutually agreed by
                                    Landlord and Tenant


FIXED RENT        Period            Per Month                  Per Annum
                  ------            ----------                 ---------
                  Years 1-5         $600,054.58 ($6.42         $7,200,655.00
                                    per rentable square        ($77.00 per rentable
                                    foot)                      square foot)

                  Years 6-10        $639,019.17 ($6.83         $7,668,230.00
                                    per rentable square        ($82.00 per rentable
                                    foot)                      square foot)

                  Years 11-         $677,983.75 ($7.25         $8,135,805.00
                  Expiration Date   per rentable square        ($87.00 per rentable
                                    foot)                      square foot)

ADDITIONAL RENT   All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant's Tax Payment, Tenant's
                  Operating Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT              Fixed Rent and Additional Rent, collectively.

ADVANCE RENT      $600,054.58.

INTEREST RATE     The lesser of (i) 4% per annum above the then-current Base
                  Rate, and (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT  $14,400,000.00.

TENANT'S ADDRESS  Until Tenant commences business operations from the Premises:
FOR NOTICES

                  iXL Enterprises, Inc.
                  1010 Battery Street
                  San Francisco, California 94111
                  Attn: Chris Wheeler

                  Copies to:

                  iXL Enterprises, Inc.
                  1888 Emery Street
                  Atlanta, Georgia 30318
                  Attn: Carl P. Helfrich

                  and

                  Greenberg Traurig
                  One Buckhead Plaza
                  3060 Peachtree Road, Suite 1100
                  Atlanta, GA 30305
                  Attn: Ken Clayman

                  Thereafter:

                  iXL Enterprises, Inc.
                  575 Market Street
                  San Francisco, California 94105
                  Attn: Office Manager

                  Copy to:

                  iXL Enterprises, Inc.
                  1888 Emery Street
                  Atlanta, Georgia 30318
                  Attn: Carl P. Helfrich


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


                  and

                  Greenberg Traurig
                  One Buckhead Plaza
                  3060 Peachtree Road, Suite 1100
                  Atlanta, GA 30305
                  Attn: Ken Clayman

LANDLORD'S        TST 555/575 Market, L.L.C.
ADDRESS FOR       c/o Tishman Speyer Properties, L.P.
NOTICES           555 Market Street, 12th Floor
                  San Francisco, California 94105
                  Attn: Property Manager

                  Copies to:

                  TST 555/575 Market, L.L.C.
                  c/o Tishman Speyer Properties, L.P.
                  520 Madison Avenue
                  New York, New York 10022
                  Attn: Chief Financial Officer

                  and:

                  Tishman Speyer Properties, L.P.
                  520 Madison Avenue
                  New York, New York 10022
                  Attn: General Counsel

TENANT'S BROKER   Tory Corporate Real Estate Advisors dba The Staubach Company.

LANDLORD'S AGENT  Tishman Speyer Properties, L.P. or any other person designated at any time and from time to time by Landlord as Landlord's Agent.

LANDLORD'S        $1,870,300.00 ($20.00 per rentable square foot).
CONTRIBUTION

PARKING           8.
PRIVILEGES

ALL CAPITALIZED TERMS USED IN THIS LEASE WITHOUT DEFINITION ARE DEFINED IN EXHIBIT B.


                                   ARTICLE 2

                             PREMISES, TERM, RENT

         SECTION 2.1 LEASE OF PREMISES. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.


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


         SECTION 2.2 RENTABLE AREA. The rentable square footage of the Premises and the Building are agreed to be the numbers of square feet respectively specified in the Basic Lease Provisions. The rentable square footage of the Premises and Building has been calculated and determined in accordance with the "Standard Method for Measuring Floor Area in Office Buildings," ANSI/BOMA Z65.1-1996, as published by the Building Owners and Managers Association International.

         SECTION 2.3 COMMENCEMENT DATE. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on the Commencement Date specified in the Basic Lease Provisions. Unless sooner terminated or extended as hereinafter provided, the Term shall end on the Expiration Date. If Landlord does not tender possession of any portion of the Premises in broom clean condition to Tenant on or before the Scheduled Delivery Date with respect thereto, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, but the Rent Commencement Date for such portion of the Premises shall not occur until the earlier to occur of (a) the 60th calendar day after Landlord tenders possession of such portion of the Premises to Tenant, and (b) the date Tenant commences the conduct of its normal business operations therein. No failure to tender possession of the Premises to Tenant on or before the respective Scheduled Delivery Dates shall affect any other obligations of Tenant hereunder; provided further that if the date of Landlord's tender of possession of any floor of the Premises is more than 60 days following the respective Scheduled Delivery Date, then for each day of such delay after the expiration of such 60-day period, Tenant shall receive as a credit against the amount of Fixed Rent first payable hereunder an amount equal to one day Fixed Rent which shall be calculated and determined on a floor by floor basis. Once the Commencement Date and each Rent Commencement Date is so determined, Landlord and Tenant shall execute an agreement stating the Commencement Date, the Rent Commencement Dates and Expiration Date, but the failure to do so will not affect the determination of such dates.

         SECTION 2.4 PAYMENT OF RENT. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds or by check drawn upon a bank approved by Landlord, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the applicable Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Notwithstanding the rent schedule as set forth in the Basic Lease Provisions, until such time as the Rent Commencement Date for all of the Premises has occurred, the monthly Fixed Rent payable by Tenant shall be in an amount equal to the product of the rentable square footage of those portions of the Premises as to which the Rent Commencement Date has occurred and $6.42.

         SECTION 2.5 FIRST MONTH'S RENT. Tenant shall pay the Advance Rent upon the execution of this Lease. The Advance Rent shall be credited towards the amount of Fixed Rent first payable for the Premises.


                                   ARTICLE 3

                               USE AND OCCUPANCY

                  Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose


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


constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.


                                   ARTICLE 4

                           CONDITION OF THE PREMISES

                  Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date "as is" and (b) except for Landlord's Contribution and any other obligations of Landlord as described in EXHIBIT C attached hereto, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant's occupancy. Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease. Landlord hereby represents to Tenant that to Landlord's current actual knowledge, the Building was not constructed with the use of any sprayed-on asbestos fire retardants. Landlord hereby notifies Tenant that, as of the Effective Date, Landlord is aware that within areas of the Premises there may be certain vinyl floor tiles, joint compound associated with wallboard located in certain of the interior core walls, mastic associated with vinyl floor tiles and mastic associated with ceramic tiles in restrooms that contain non-friable asbestos-containing materials. Landlord shall remove such asbestos-containing materials in accordance with Landlord's asbestos abatement program and at Landlord's sole cost and expense should it be reasonably determined that such asbestos-containing materials are present, accessible and necessary to be removed in order for Tenant to complete the Initial Installations in accordance with the Final Plans. If Tenant is delayed in substantially completing the Initial Installations by the Rent Commencement Date solely as a result of the performance by Landlord of any such asbestos abatement, then Landlord shall provide one day of rent abatement for each day of delay.


                                   ARTICLE 5

                                  ALTERATIONS

         SECTION 5.1 TENANT'S ALTERATIONS. (A) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, "ALTERATIONS") other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, "DECORATIVE ALTERATIONS"), without Landlord's prior consent, which consent shall not be unreasonably withheld so long as such Alterations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement.

                  (B) PLANS AND SPECIFICATIONS. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications ("PLANS") of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System,


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


(ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder's Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's Agent any Lessor and any Mortgagee as additional insureds, and (iv) if the Tenant in possession of the Premises performing such Alterations is not iXL Enterprises, Inc., with respect to any Alterations costing, on a per-project basis, at least $500,000 to complete, furnish to Landlord reasonably satisfactory evidence of Tenant's ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Tenant shall give Landlord not less than 5 Business Days' notice prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration.

                  (C) GOVERNMENTAL APPROVALS. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with "as-built" Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.

         SECTION 5.2 MANNER AND QUALITY OF ALTERATIONS. All Alterations shall be performed (a) in a good and workmanlike manner and free from material defects, (b) substantially in accordance with the Plans, and by contractors approved by Landlord, and (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien or other encumbrance. Landlord shall reasonably cooperate with Tenant in Tenant's prosecution of the necessary approvals from Governmental Authorities to perform Alterations.

         SECTION 5.3 REMOVAL OF TENANT'S PROPERTY. Tenant's Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant's expense, remove any Specialty Alteration designated in writing by Landlord to be removed at the time consent thereto was granted and close up any slab penetrations in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Specialty Alterations or Tenant's Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord, on demand, for Landlord's cost of repairing and restoring such damage. Any Above Building Standard Installations (as hereinafter defined) or Tenant's Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's cost and without accountability to Tenant. Tenant shall not be required to remove any of the Initial Installations or any subsequent Alterations unless, in either case, the same constitute Specialty Alterations which Landlord advises Tenant must be removed at the time consent thereto was granted.

         SECTION 5.4 MECHANIC'S LIENS. Tenant, at its expense, shall discharge any lien or charge filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to,


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


Tenant, within 10 Business Days after Tenant's receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

         SECTION 5.5 LABOR RELATIONS. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord's reasonable judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately. Upon request, Landlord shall furnish to Tenant a list of those contractors who are approved to work within the Building. As of the Effective Date, general contractors approved to work in the Building include Hathaway Dinwiddie, Swinerton & Walberg, Webcor, Skyline and Overaa, which list is subject to change from time to time.

         SECTION 5.6 TENANT'S COSTS. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs reasonably and actually incurred by Landlord in connection with Tenant's Alterations, including costs incurred in connection with (a) Landlord's review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant's Alterations. In addition, if Tenant's Alterations cost more than $25,000.00, Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to 5% of the total cost of such Alterations. The terms and provisions of this Section 5.6 shall not apply to the construction of the Initial Installations pursuant to the Work Letter.

         SECTION 5.7 TENANT'S EQUIPMENT. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, "EQUIPMENT") into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.

         SECTION 5.8 LEGAL COMPLIANCE. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord's representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord's approval of any Plans, or Landlord's consent to Tenant's performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all costs and expenses reasonably and actually incurred by Landlord in connection with such alterations or improvements.

         SECTION 5.9 FLOOR LOAD. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot "live load". Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

         SECTION 5.10 LIMITATIONS ON ALTERATIONS. Tenant acknowledges to Landlord that Landlord has disclosed to Tenant that, as of the Effective Date, the Building is subject to the terms and provisions of Section 3403 of the City and County of San Francisco Building Code. A material component of the consideration for Landlord's agreement to enter into this Lease is Tenant's agreement that until the earlier to occur of (a) the date that Landlord reasonably determines that the 24 month period as described in Section 3403.2.1.2 of the Building Code has ended; and (b) the last day of the 30th month following the Commencement Date, Tenant


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


shall not perform any Alterations to the Premises; provided that, subject to the terms and provisions of this Article 5, Tenant may perform such Alterations as the City agrees in writing will not constitute a "Substantial Change." In connection therewith, Tenant further acknowledges that if Tenant were to perform any such Alterations during such period and if such Alterations were deemed a "Substantial Change" by the City and County of San Francisco, Landlord could be obligated to expend significant sums performing structural work to the Building that Landlord is not otherwise obligated to make and that if Landlord is so required to do so due to a breach by Tenant of the provisions of this
Section 5.10, the performance of such Alterations shall constitute an Event of Default and Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any Losses suffered or incurred by Landlord as a result thereby (including the cost of any such structural work).


                                   ARTICLE 6

                                    REPAIRS

         SECTION 6.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, and (ii) the Common Areas, in conformance with standards applicable to Comparable Buildings.

         SECTION 6.2 TENANT'S REPAIR AND MAINTENANCE. Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises and the fixtures, equipment and/or and appurtenances therein (collectively, "BUILDING FIXTURES") as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible. All damage to the Building or to any portion thereof, or to any Building Fixtures requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of or the moving of Tenant's Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant's expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials. If Tenant fails after 10 days' notice (or such shorter period as may be required in an emergency) to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may make such repairs and all costs and expenses incurred by Landlord on account thereof, plus interest thereon at the Interest Rate, shall be paid by Tenant within 10 days after delivery of an invoice therefor.

         SECTION 6.3 INTERRUPTIONS DUE TO REPAIRS. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems (collectively, "RESTORATIVE WORK"), as Landlord deems necessary or desirable, provided that in no event shall Tenant be deprived of access to the Premises, the usable area of the Premises be materially reduced or the level of any Building service decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work). Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to


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perform, any Restorative Work. Landlord shall use its commercially reasonable efforts to restore any interruption of access, use or services as soon as reasonably possible. Notwithstanding any contrary provision of this Lease, if Tenant is prevented from using for the conduct of its business, and does not use for the conduct of its business, the Premises or any material portion thereof, for 10 consecutive Business Days (the "ELIGIBILITY PERIOD") as a result of (i) any construction, repair, maintenance or alteration performed by Landlord after the Commencement Date and not necessitated by the negligence or willful misconduct of any Tenant Party, or (ii) the failure in any material respect of Landlord or its agents or contractors to provide to the Premises any of the utilities and services required to be provided under this Lease (including Article 10 below) and not caused by the negligence or willful misconduct of any Tenant Party or otherwise due to the occurrence of a casualty or condemnation, (iii) any failure to provide access to the Premises and not caused by the negligence or willful misconduct of any Tenant Party or otherwise due to the occurrence of a casualty or condemnation, or (iv) the presence of Hazardous Materials in, on or around the Building, the Premises or the Real Property which were not caused or introduced by any Tenant Party and which Hazardous Materials pose a material and significant health risk to occupants of the Premises, then, in any and all such events, Tenant's obligation to pay Fixed Rent, Tenant's Operating Payment and Tenant's Tax Payment shall be abated or reduced, as the case may be, from and after the first (1st) day following the last day of the Eligibility Period and continuing for such time that Tenant continues to be so prevented from using for the conduct of its business, and does not so use for the conduct of its business, the Premises or a material portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not so use, bears to the total rentable square feet of the Premises.


                                   ARTICLE 7

                   INCREASES IN TAXES AND OPERATING EXPENSES

         SECTION 7.1 DEFINITIONS. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

                  (A) "ASSESSED VALUATION" shall mean the amount for which the Real Property is assessed by the County Assessor of the City and County of San Francisco for the purpose of imposition of Taxes.

                  (B) "BASE OPERATING EXPENSES" shall mean the Operating Expenses for the Base Year.

                  (C) "BASE TAXES" shall mean the Taxes payable on account of the Base Year.

                  (D) "COMPARISON YEAR" shall mean any calendar year commencing subsequent to the Base Year.

                  (E) "OPERATING EXPENSES" shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Real Property, including capital improvements incurred after the Base Year only if such capital improvement either (i) is reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement) provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (ii) is made during any Comparison Year in compliance with Requirements. Such capital improvements shall be amortized (with interest at the Base Rate) on a straight-line basis over the useful life of such capital improvement as Landlord shall reasonably determine in accordance with GAAP (as hereinafter defined), and the amount included in Operating Expenses in any Comparison Year shall be equal to the annual amortized amount. Operating Expenses shall not include any Excluded Expenses. If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than 95% of the Building rentable area is occupied by tenants at any time during any such Base Year or Comparison Year, Operating Expenses shall be determined for such Base Year or Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout such Base Year or Comparison Year.

                  Tenant understands and acknowledges that, from time to time during the Term, the Building may be operated by Landlord as part of a larger office complex, comprising the Building, the plaza and Common Areas adjacent to the Building and that certain other office building commonly known as 555 Market Street ("555 MARKET"). For purposes of this Article 7, the Building and 555 Market are sometimes hereinafter jointly referred to as the "PROJECT." Landlord shall have the right, from time to time during the Term, to operate the Project in an integrated fashion, and to include within Operating Expenses and Real Property Taxes the amount of Operating Expenses and Real Property Taxes paid or incurred by Landlord with respect to the Project. During such periods of time as Landlord so elects to operate the Project in an integrated fashion (and in which the Project is under unified ownership), "BASE YEAR OPERATING EXPENSES" and "BASE YEAR TAXES" shall be deemed to mean Operating Expenses and Real Estate Taxes incurred by Landlord for the Project during the Base Year, and "TENANT'S PROPORTIONATE SHARE" shall mean the product of (a) the Rentable Area of the Premises, and (b) a fraction, the numerator of which is one and the denominator of which is the Rentable Area of the Project. In addition, during such periods of time as Landlord does not elect to determine Operating Expenses and Real Property Taxes on a Project-wide basis, Operating Expenses and Real Estate Taxes for the Building shall include an allocation as reasonably determined by Landlord, between the Building and 555 Market of such costs and expenses as Landlord may incur in the maintenance, operation, administration and repair of the Common Areas servicing the Project.

                  (F) "STATEMENT" shall mean a statement containing a comparison of (i) the Taxes payable for the Base Year and for any Comparison Year, or (ii) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.

                  (G) "TAXES" shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses'
fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property (but such expenses will not be included in Base Taxes if incurred during the Base Tax Year). Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, or (y) franchise or net income taxes imposed upon Landlord. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

         SECTION 7.2 TENANT'S TAX PAYMENT. (A) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("TENANT'S TAX PAYMENT"). On or about the start of each Comparison Year, Landlord shall furnish to Tenant a Statement of the Taxes. Tenant shall pay Tenant's Tax Payment to Landlord, in monthly installments, on the first day of each month during each Comparison Year, an amount equal to 1/12 of Tenant's Tax Payment due for each Comparison Year. If Landlord furnishes a Statement for a Comparison Year subsequent to the commencement thereof, then (a) until the 1st day of the month following the month in which the Statement is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year, (b) promptly after the Statement is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Tax Payment previously made for such Comparison Year were greater or less than the installments of Tenant's Tax Payment to be made for such Comparison Year in accordance with the Statement, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 Business Days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (c) on the 1st day of the month following the month in which the Statement is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of Tenant's Tax Payment shown on the Statement. If there is any increase or decrease in Taxes payable for any Comparison Year, whether levied during or after such Comparison Year, Landlord may furnish a revised Statement for such Comparison Year, Tenant's Tax Payment for such Comparison Year shall be adjusted and, within 10 Business Days after delivery of such revised Statement (a) with respect to any increase in Taxes payable for such Comparison Year, Tenant shall pay such increase in Tenant's Tax Payment to Landlord, or (b) with respect to any decrease in Taxes payable for such Comparison Year, Landlord shall credit such decrease in Tenant's Tax Payment against the next installment of Rent payable by Tenant.

                  (B) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord's consent shall constitute an Event of Default. If the Taxes payable for the Base Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant's Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 10 Business Days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant's Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.

                  (C) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord's demand.

         SECTION 7.3 TENANT'S OPERATING PAYMENT. (A) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("TENANT'S OPERATING PAYMENT"). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord's reasonable estimate of Tenant's Operating Payment for such Comparison Year (the "ESTIMATE"). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of Landlord's estimate of Tenant's Operating Payment for such Comparison Year. If Landlord furnishes an Estimate for a Comparison Year subsequent to the commencement thereof, then (a) until the 1st day of the month following the month in which the Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (b) promptly after the Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant's
Operating Payment to be made for such Comparison Year in accordance with the Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 Business Days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (c) on the 1st day of the month following the month in which the Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of Tenant's
Operating Payment shown on the Estimate.

                  (B) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under
Section 7.3(a) exceeded the actual amount of Tenant's Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement shows that the sums so paid by Tenant were less than Tenant's Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 10 Business Days after delivery of the Statement to Tenant.

         SECTION 7.4 NON-WAIVER; DISPUTES. (A) Landlord's failure to render any Statement on a timely basis with respect to any Comparison Year within 3 years of the end thereof shall not prejudice Landlord's right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year prior to the expiration of such 3-year period, nor shall the rendering of a Statement prejudice Landlord's right to thereafter render a corrected Statement for that Comparison Year within 3 years of the end thereof.

                  (B) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant's right to dispute such Statement, and (ii) within 90 days after such

Statement is sent, sends a notice to Landlord objecting to such Statement and specifying the reasons therefor. Within a reasonable period of time following Landlord's receipt of such notice from Tenant, Landlord shall address with reasonable detail such issues raised by Tenant to the extent it is reasonable to do so and shall meet with representatives of Tenant in an attempt to address, in good faith, Tenant's issues with respect thereto. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within 30 days following such notice of objection, either party may refer the issues raised to one of the "Big Five" public accounting firms selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than 4% for such Comparison Year, in which case Landlord shall pay such fees and expenses.

         SECTION 7.5 FINAL YEAR OF TERM. If the Expiration Date occurs on a date other than December 31st, any Additional Rent under this Article 7 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be paid or adjusted within 30 days after submission of the Statement.

         SECTION 7.6 NO REDUCTION IN RENT. In no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Base Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.


                                   ARTICLE 8

                              REQUIREMENTS OF LAW

         SECTION 8.1  COMPLIANCE WITH REQUIREMENTS.

                  (A) TENANT'S COMPLIANCE. Tenant, at its expense, shall comply with all Requirements applicable to the Premises; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building unless the application of such Requirements arises from (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any such repairs or alterations shall be made at Tenant's expense by Tenant (1) in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System, or (2) by Landlord if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof. Provided that Tenant's failure to comply does not constitute a default under a Mortgage or Superior Lease or expose Landlord to any liability on account thereof, Tenant, to the extent it is commercially reasonable to do so, may contest the obligation to comply with any such Requirements; provided that Tenant shall indemnify, defend, protect and hold Landlord harmless from any Losses arising from or in connection with Tenant's failure to so comply.

                  (B)      HAZARDOUS MATERIALS. Tenant shall not cause or permit
(i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in any manner not permitted by any Requirements, or
(iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant's use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time in compliance with the terms and provisions of Article 14.

                  (C) LANDLORD'S COMPLIANCE. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building (including the Premises) which are not the obligation of Tenant, to the extent that non-compliance would impair Tenant's use and occupancy of the Premises for the Permitted Uses.

                  (D) LANDLORD'S INSURANCE. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord's insurance companies' refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant.

         SECTION 8.2 FIRE AND LIFE SAFETY. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant's business, any Alterations performed by Tenant or the location of the partitions, Tenant's Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense.

                                    ARTICLE 9

                                  SUBORDINATION

         SECTION 9.1 SUBORDINATION AND ADORNMENT. (A) Provided any such Mortgagee or Lessor has executed and delivered a Nondisturbance Agreement (as hereinafter defined), this Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale. Landlord hereby represents to Tenant that, as of the Effective Date, the only Mortgagee is Morgan Stanley Mortgage Capital, Inc., and there are no Superior Leases.

                  (B) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant's obligations or materially and adversely affect Tenant's rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be

                           (I)      liable for any act or omission of Landlord
(except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission);

                           (II)     subject to any defense, claim, counterclaim,
set-off or offsets which Tenant may have against Landlord;

                           (III)    bound by any prepayment of more than one
month's Rent to any prior landlord;

                           (IV)     bound by any obligation to make any payment
to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest;

                           (V)      bound by any obligation to perform any work
or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

                           (VI)     bound by any modification, amendment or
renewal of this Lease made without successor landlord's consent;

                           (VII)    liable for the repayment of any security
deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

                           (VIII)   liable for the payment of any unfunded
tenant improvement allowance, refurbishment allowance or similar obligation.

                  (C) Tenant shall from time to time within 10 days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to effectuate any subordination.

         SECTION 9.2 MORTGAGE OR SUPERIOR LEASE DEFAULTS. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, increase the obligations, or adversely affect the rights, of Tenant under this Lease.

         SECTION 9.3 TENANT'S TERMINATION RIGHT. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees of which Tenant has notice from Landlord, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or obligation. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

         SECTION 9.4       PROVISIONS. The provisions of this Article 9 shall
(a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

         SECTION 9.5 NON-DISTURBANCE AGREEMENTS. On the Effective Date, Landlord shall obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement from its existing Mortgagee, in the form attached hereto as EXHIBIT G (the "FORM NONDISTURBANCE AGREEMENT"). Tenant shall reimburse Landlord, within 30 days after demand therefor, for Landlord's out-of-pocket costs, including reasonable attorney's fees and disbursements, incurred in connection with such efforts. As a condition to Tenant's agreement hereunder to subordinate Tenant's interest in this Lease to any future Mortgage and/or any Superior Lease made between Landlord and such Mortgagee and/or Lessor, Landlord shall obtain from each Mortgagee or Lessor an agreement, in recordable form and in form substantially comparable to the Form Nondisturbance Agreement, pursuant to which such Mortgagee or Lessor shall agree that if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which such Mortgagee may take to foreclose any such Mortgage, or which such Lessor shall take to terminate such Superior Lease, as applicable, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease, except as otherwise provided in Section 9.1(b) hereof (any such agreement, a "NON-DISTURBANCE AGREEMENT"). If Landlord is unable to so obtain a Non-Disturbance Agreement, then this Lease shall remain superior to any such future Mortgage and/or Superior Lease. Tenant shall execute and deliver any such Non-Disturbance Agreement within 10 Business Days of receipt thereof.

                                   ARTICLE 10

                                    SERVICES

         SECTION 10.1 ELECTRICITY. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall make or cause to be made, customary arrangements with utility companies and/or public service companies to furnish electric current to the Premises for Tenant's use in accordance with the Design Standards. If Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric current (including overhead fluorescent fixtures) in excess of .60 kilowatt hours per square foot of usable area in the Premises per month, as determined on an annualized basis ("EXCESS ELECTRICAL USAGE"), then Landlord shall have the right to charge Tenant an amount equal to Landlord's reasonable estimate of Tenant's Excess Electrical Usage, and shall have the further right to install an electric current meter, sub-meter or check meter in the Premises (a "METER") to measure the amount of electric current consumed in the Premises. The reasonable and actual cost of such Meter special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its Excess Electrical Usage at the Premises, plus Landlord's charge equal to 5% of Tenant's Excess Electrical Usage for Landlord's costs of maintaining, repairing and reading such Meter. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith.

         SECTION 10.2 EXCESS ELECTRICITY. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord determines that Tenant's electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, "ELECTRICAL EQUIPMENT"), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant's need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant's expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any costs actually incurred by Landlord in connection therewith shall be paid by Tenant within 10 Business Days after the rendition of a bill therefor.

         SECTION 10.3 ELEVATORS. Landlord shall provide passenger and freight elevator service to the Premises 24 hours per day, 7 days per week; provided, however, Landlord may limit elevator service during times other than Ordinary Business Hours.

         SECTION 10.4 HEATING. VENTILATION AND AIR CONDITIONING. Landlord shall furnish to the Premises heating, ventilation and air-conditioning ("HVAC") in accordance with the Design Standards set forth in EXHIBIT D during Ordinary Business Hours subject to the terms and provisions of Article 14. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, "MECHANICAL INSTALLATIONS"), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord's access thereto or the moving of Landlord's equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or
(ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

         SECTION 10.5 OVERTIME FREIGHT ELEVATORS AND HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the


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

Premises during any periods other than Ordinary Business Hours ("OVERTIME PERIODS"). if Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator or HVAC service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then established rates for such services in the Building. As of the Effective Date, Landlord's current charges are $125 per hour per floor for HVAC (fan and chiller), $95 per hour per floor for fan only and $50 per hour for the use of the freight elevator; which amounts shall be increased from time to time to cover actual increases in the applicable utility rates payable by Landlord and increases in Landlord's out-of-pocket costs (including engineering costs) related to the provision of after hours HVAC and freight elevator service.

         SECTION 10.6 CLEANING. Except for such secured areas (the "SECURED AREAS") as Tenant elects upon written notice to not have Landlord so clean, Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages other than normal "light" janitorial services such as emptying of waste containers, standard vacuuming and sweeping) to be cleaned, substantially. in accordance with the standards set forth in EXHIBIT E. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, private bathrooms, computer rooms, mail rooms and trading floors shall be cleaned, at Tenant's expense, by Landlord's cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord's cleaning contractor and its employees shall have access to the Premises at all times except during Ordinary Business Hours or as otherwise necessary to clean and stock the restrooms. Subject to Landlord's consent, which consent shall not be unreasonably withheld, Tenant may directly contract with a union cleaning contractor to clean the Secured Areas, provided that Tenant's cleaning contractor does not unreasonably interfere with Landlord's janitorial contractor.

         SECTION 10.7 WATER. Landlord shall provide water in the core lavatories on each floor of the Building. If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

         SECTION 10.8 REFUSE REMOVAL. Landlord shall provide refuse removal services at the Building. Tenant shall pay to Landlord, within 10 Business Days after delivery of an invoice therefor, Landlord's reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord's reasonable charge for such removal.

         SECTION 10.9 DIRECTORY. As soon as reasonably possible following the Commencement Date, Landlord shall install within the lobby a computerized directory wherein the Building's tenants shall be listed with a capacity for up to 25 listings per floor for Tenant and others permitted to occupy the Premises hereunder. Tenant shall be entitled to a proportionate share of such listings, based on the rentable square footage of the Premises. From time to time, but not more frequently than monthly, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request.

         SECTION 10.10 SERVICE INTERRUPTIONS. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for

Restorative Work which, in Landlord's reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of change in the supply, character and/or quantity of, electrical service and to restore any such services, remedy such situation and minimize any interference with Tenant's business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord. In case of any interruption in the services called for in this Article 10 which continue beyond the Eligibility Period, Tenant shall have the rights set forth in Section 6.3 above.

                                   ARTICLE 11

                       INSURANCE; PROPERTY LOSS OR DAMAGE

         SECTION 11.1 TENANT'S INSURANCE. (A) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

                           (I)       a policy of commercial general liability
insurance on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord's Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the "INSURED PARTIES"). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 26. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. The deductible or self insured retention for such policy shall not exceed $10,000;

                           (II)     insurance against loss or damage by fire,
and such other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies with extended coverage, insuring Tenant's Property and all Alterations and improvements to the Premises (including the initial installations) to the extent such Alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building ("BUILDING STANDARD INSTALLATIONS"), for the full insurable value thereof or replacement cost thereof, having a deductible amount not in excess of $25,000;

                           (III)    during the performance of any Alteration by
Tenant, until completion thereof, Builder's Risk insurance (which may be carried either by Tenant or its general contractor) on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of

Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

                           (IV)     Workers' Compensation Insurance, as required
by law;

                           (V)      Business Interruption Insurance; and

                           (VI)     such other insurance in such amounts as the
Insured Parties may reasonably require from time to time.

                  (B) All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days' prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of California and rated in Best's Insurance Guide, or any successor thereto as having a "Best's Rating" of "A- and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

                  (C) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies (or certificates thereof as hereinafter defined) of insurance, including evidence of the existence of waivers of subrogation as and to the extent required to be carried pursuant to this Article 11 (the "POLICIES"). Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of the Policies. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant's insurance company (on the form currently designated "Acord 27", or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination or change to the Policies that would affect the interest of any of the Insured Parties.

         SECTION 11.2 LANDLORD'S INSURANCE. Landlord shall, from and after the Effective Date and until the Expiration Date, maintain in effect the following insurance: (i) fire and "all risk" insurance providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered by "all risk" policies in the area of the Building, covering the Building (excluding the property required to be insured by Tenant pursuant to Section 11. 1) in an amount not less than 95% of the full replacement value (less commercially reasonable deductibles which as of the Effective Date is $25,000.00 but is subject to periodic change over the Term) of the Building excluding foundations, footings and other below-grade structural elements; and
(ii) commercial general liability insurance or the equivalent in the amount of at least $5,000,000.00, against claims of bodily injury, personal injury or property damage arising out of Landlord's operations, assumed liabilities, contractual liabilities, or use of the Building and Common Areas. Such insurance may be carried under blanket or umbrella insurance policies. Upon written request from Tenant, but no more than one time during any calendar year, Landlord shall provide Tenant with evidence that Landlord is carrying the insurance Landlord is required to maintain pursuant to this Section 11.2.

         SECTION 11.3 WAIVER OF SUBROGATION. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and be coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the first party shall not be required to obtain such waiver of subrogation provision. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant's Property, and (iii) any loss suffered by Tenant due to interruption of Tenant's business.

         SECTION 11.4 RESTORATION. (A) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant's Property or (ii) except as provided in Section 11.4(b), any Above Building Standard Installations. So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.4, and provided Tenant timely delivers to Landlord either Tenant's Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant's Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible ) and is not used by Tenant bears to the total area of the Premises. Within 60 days of the occurrence of such damage, Landlord shall cause a contractor or architect selected by Landlord to give notice (the "RESTORATION NOTICE") to Tenant of the date by which such contractor or architect estimates that any necessary restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed.

                  (B) As a condition precedent to Landlord's obligation to repair or restore any Above Building Standard Installations, Tenant shall (i) pay to Landlord upon demand a sum ("TENANT'S RESTORATION PAYMENT") equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and Initial Installations in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations, or (ii) furnish to Landlord security (the "RESTORATION SECURITY") in form and amount reasonably acceptable to Landlord to secure Tenant's obligation to pay all costs in excess of restoring the

Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant's Restoration Payment or the Restoration Security, as applicable, or (2) a waiver by Tenant, in form satisfactory to Landlord, of all of Landlord's obligations to repair or restore any of the Above Building Standard Installations, in either case within 15 days after Landlord's demand therefor, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant's abatement of Fixed Rent, Tenant's Tax Payment and Tenant's Operating Payment shall cease when the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Complete.

         SECTION 11.5 LANDLORD'S TERMINATION RIGHT. Notwithstanding anything to the contrary contained in Section 11.4, if the Premises are totally damaged or are rendered wholly untenantable, such that the period as set forth in the Restoration Notice exceeds 12 months or if the Building shall be so damaged that, in Landlord's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant's liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

         SECTION 11.6 TENANT'S TERMINATION RIGHT. If more than 50% of the rentable square footage of the Premises are damaged and such portion of the Premises are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the "TERMINATION NOTICE") to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.5.

         SECTION 11.7 FINAL 18 MONTHS. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.7, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue for more than 90 days.

         SECTION 11.8 LANDLORD'S LIABILITY. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or

Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration.

         SECTION 11.9 BLANKET POLICIES. Any insurance required of Tenant under this Article 11 may be affected by a blanket or multi-peril or all-risk policy or policies issued to Tenant or to any person with which Tenant is affiliated, and covering the Premises as well as other properties owned by or leased to Tenant or an affiliated person, provided that such policy or policies shall be reasonably satisfactory to and approved by Landlord and shall comply in all material respects with the provisions of the Lease and the amount of insurance provided by such policy or policies shall be reasonably sufficient. Such policy shall include a provision that said aggregate limit shall apply separately at the Premises and that the insurer will provide notice to Landlord if said aggregate is reduced by either payments of a claim or the establishment of a reserve for claims in excess of $250,000. In the event of a reduction in the aggregate, Tenant agrees to take immediate action to have the aggregate limit restored either by endorsement to the existing policy or the purchase of an additional insurance policy in an amount equal to or greater than the amount by which the aggregate has been reduced. Such comprehensive liability insurance may be effected by a policy or policies of blanket insurance which cover other property in addition to the Premises, but only if (i) the protection afforded thereunder is no less than that which would have been afforded under a separate policy or policies relating only to the Premises, and (ii) in all other respects any such policy shall comply with the other provisions of this Article 11.

                                   ARTICLE 12

                                 EMINENT DOMAIN

         SECTION 12.1 TAKING. (A) TOTAL TAKING. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasipublic purpose (a "TAKING"), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.

                  (B) PARTIAL TAKING. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

                  (C) LANDLORD'S TERMINATION RIGHT. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building or the Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building.

                  (D) TENANT'S TERMINATION RIGHT. If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant's Property and any Above Building Standard Installations.

                  (E) APPORTIONMENT OF RENT. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

         SECTION 12.2 AWARDS. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant's Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

         SECTION 12.3 TEMPORARY TAKING. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

                                   ARTICLE 13

                           ASSIGNMENT AND SUBLETTING

         SECTION 13.1      CONSENT REQUIREMENTS.

                  (A) NO ASSIGNMENT OR SUBLETTING. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

                  (B) COLLECTION OF RENT. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

                  (C) FURTHER ASSIGNMENT/SUBLETTING. Landlord's consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

                  (D) DESK SPACE. Notwithstanding anything to the contrary contained in this Article 13, Landlord's consent shall not be required for the use by Tenant of up to two contiguous floors of the Premises (and in no event more than an aggregate of 25% of the rentable area of the Premises as of the Effective Date) at any one time for occupancy on a "desk space" basis by (i) new entities (including, but not limited to, corporations, limited liability companies and partnerships) funded (in whole or in part) by Tenant; (ii) individuals who are being assisted by Tenant in setting up new entities (including, but not limited to, corporations, limited liability companies and partnerships); or (iii) individuals who are (or individuals working for entities which are) pursuing programs directly related to Tenant's internet incubator project, provided that (A) Tenant provides to Landlord at least 30 days' prior notice that such individuals will be occupying a portion of the Premises, setting forth the names of such individuals and the name of the entity such individuals work for, if applicable, a description of the individuals' intended use of such portion of the Premises in compliance with the requirements of this subsection (d), and what portion of the Premises such individuals will be occupying; (B) the areas of the Premises being used by such individuals (if less than a full floor) do not have entrances or reception areas separate from the remainder of the Premises and are not separately demised; (C) such individuals, in Landlord's reasonable judgment, are engaged in a business or activity, and the occupied portions of the Premises will be used in a manner, which (I) is in keeping with the then standards of the Building; (II) limits the use of the Premises to general and executive offices; and (III) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease, or any negative covenant as to use of the Premises required by any other lease in the Building; (D) such individuals, in Landlord's reasonable judgment, are reputable persons and/or entities of good character with sufficient financial means to perform all of their obligations under any agreement with Tenant, and Tenant shall have furnished Landlord with reasonable proof thereof; (E) Landlord shall have determined, in its reasonable judgment, that neither Landlord nor any affiliate of Landlord is presently in litigation with such individuals or their affiliates; (F) in Landlord's reasonable judgment, such individuals shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity that may result in protests or civil disorders or commotions at, or other disruptions of the normal business activities in the Building; and (G) such individuals do not pay, and are not required to pay, any rent, additional rent or any other amounts for such use and occupancy in excess of the aggregate amount of Fixed Rent and Additional Rent payable hereunder that is allocable to such areas of the Premises (based on the proportion that the rentable square footage of such areas bears to the rentable square footage of the entire Premises) exclusive of amounts payable for secretarial, copying and receptionist services and other out-of-pocket expenses. Landlord shall notify Tenant within 30 days after Landlord's receipt of any such notice from Tenant if Landlord determines that the requirements of this subsection (d) have not been satisfied and such individuals or entities shall then have no right to occupy any portion of the Premises.

         SECTION 13.2 TENANT'S NOTICE. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord of the right (collectively, the "RECAPTURE RIGHTS"), at Landlord's option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease for a period of 5 years or more or otherwise for a period which includes the last 5 years of the Term prior to the Effective Date (the "PARTIAL SPACE"), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 60% or more of the rentable square footage of the Premises for a period of 5 years or more or otherwise for a period which includes the last 5 years of the Term prior to the Expiration Date, to terminate this Lease with respect to the entire Premises. Such Recapture Rights may be exercised by notice from Landlord to Tenant within 20 days after delivery of Tenant's notice. If Landlord exercises its Recapture Rights to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant. In no event shall a floor of the Premises be subdivided. The Recapture Rights as provided in this Section 13.2 shall not apply to the exercise by Tenant of the rights afforded by Section 13.1(d).

         SECTION 13.3 CONDITIONS TO ASSIGNMENT/SUBLETTING. (A) If Landlord does not exercise its termination option provided under Section 13.2, and provided that no Event of Default then exists, Landlord's consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied as soon as practical and in no case more than 20 days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant ("TRANSFEREE"), the nature of its business and its proposed use of the Premises,
(ii) current financial information with respect to the Transferee, including its most recent financial statements, and (iii) any other information Landlord may reasonably request, provided that:

                           (A) in Landlord's reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

                           (B) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

                           (C) if Landlord has, or reasonably expects to have within 4 months thereafter, comparable space available in the Building, neither the Transferee nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building;

                           (D) the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior 3 months negotiating in connection with the rental of space in the Building;

                           (E) there shall be not more than one subtenant on each floor of the Premises;

                           (F) the aggregate consideration to be paid by the Transferee under the terms of the proposed sublease shall not be less than 90% of the fixed rent at which Landlord is then offering to lease other space in the Building (the "MARKET SUBRENT") determined as though the Premises were vacant and taking into account (1) the length of the term of the proposed sublease, (2) any rent concessions granted to

         Transferee, and (3) the cost of any Alterations being performed for the Transferee; provided that if after 30 days Tenant has been unable to consummate a transaction at 90% of the Market Sub-rent, then for the next 30 days Tenant may consummate a transaction at 80% of the Market Sub-rent, for the next 30 days at 70% of the Market Sub-rent and thereafter at 60% of the Market Sub-rent.

                           (G) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses actually incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent;

                           (H) Tenant shall publicly advertise the Premises to be sublet or assigned at a rental rate not less than the Market Sub-rent; and

                           (I) the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and County of San Francisco and State of California.

                  (B) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

                           (I)      the form of the proposed assignment or
sublease shall be reasonably satisfactory to Landlord;

                           (II)     no sublease shall be for a term ending later
than one day prior to the Expiration Date;

                           (III)    no Transferee shall take possession of any
part of the Premises, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.3(a);

                           (IV)     if an Event of Default occurs prior to the
effective date of such assignment or subletting, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord's consent pursuant to Section 13.7, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and

                           (V)      each sublease shall be subject and
subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's rent, (D) bound to return such Transferee's security deposit, if any, except to the extent Landlord shall receive


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
actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or
(E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 13.3(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

         SECTION 13.4 BINDING ON TENANT; INDEMNIFICATION OF LANDLORD. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

         SECTION 13.5 TENANT'S FAILURE TO COMPLETE. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 13.2 before assigning this Lease or subletting all or part of the Premises.

         SECTION 13.6 PROFITS. If, other than in connection with a transaction with a Related Corporation, Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 30 days of commencement of such assignment or sublease, deliver to Landlord a list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, any Landlord imposed costs, any rent concessions, free rent or rent credits to which such sublessee or assignee is entitled, any actual costs incurred by Tenant in separately demising the subleased space or constructing any leasehold improvements therein in connection with such sublease and an amount equal to the unamortized balance of the Agreed TI Costs (as hereinafter defined) (collectively, "TRANSACTION COSTS"), together with a list of all of Tenant's Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. For purposes of this Section 13.6, the term "AGREED TI COSTS" shall mean an amount equal to the cost of the Initial Installations paid for by Tenant pursuant to the Workletter in excess of Landlord's Contribution, which amount shall be amortized over the remaining portion of the Term (exclusive of any Renewal Term (as hereinafter defined)) with interest thereon at a per annum rate equal to 8%. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

                  (A) In the case of an assignment, on the effective date of the assignment, 75% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property, less, in the case of a sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or

                  (B) In the case of a sublease, 75% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property, less, in the case of the sale thereof, the then fair market value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

         SECTION 13.7 TRANSFERS. (A) RELATED ENTITIES. If Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 13.7 the term "transfers" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the Effective Date. If Tenant is a limited liability company, partnership, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Sections 13.1, 13.2 and 13.6 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord 10 days prior to the effective date of any such transaction. Tenant may also, upon prior notice to Landlord, permit any corporation or other business entity which controls, is controlled by, or is under common control with the original Tenant (a "RELATED CORPORATION") to sublet all or part of the Premises for the Permitted Uses, provided the Related Corporation is in Landlord's reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Corporation. Such sublease shall not be deemed to vest in any such Related Corporation any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50% of all of the voting stock of such corporation or not less than 50% of all of the legal and equitable interest in any other business entity if Tenant is not a corporation.

                  (B)      APPLICABILITY.  The limitations set forth in this
Section 13.7 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.7 shall be a transfer in violation of Section 13.1.

                  (C) MODIFICATIONS, TAKEOVER AGREEMENTS. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.

         SECTION 13.8 ASSUMPTION OF OBLIGATIONS. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant's obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

         SECTION 13.9 TENANT'S LIABILITY. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

         SECTION 13.10 LISTINGS IN BUILDING DIRECTORY. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

         SECTION 13.11 LEASE DISAFFIRMANCE OR REJECTION. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 Business Days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

                                   ARTICLE 14

                               ACCESS TO PREMISES

         SECTION 14.1  LANDLORD'S ACCESS.  Subject in all cases to Section 14.4:

                  (A) Landlord, Landlord's agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.

                  (B) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral), except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or, during the last 18 months of the Term or otherwise upon not less than 24 hours' notice and to the extent accompanied by a representative of Tenant, tenants and their respective agents and representatives or others, to perform Restorative Work to the Premises or the Building, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such Restorative Work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent.

                  (C) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems; Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

         SECTION 14.2 ALTERATIONS TO BUILDING. Landlord has the right at any time to (a) change the name, number or designation by which the Building is commonly known, and (b) alter the Building to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not materially impair or deprive Tenant of access to the Premises.

         SECTION 14.3 LIGHT AND AIR. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereinafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

         SECTION 14.4 TENANT'S SECURITY REQUIREMENTS. Landlord acknowledges that Tenant has advised Landlord that Tenant's business at the Premises involves sensitive information and operations and that Tenant has security requirements to protect such information and operations. Landlord and any person entering the Premises with, at the direction of or under the authority of, Landlord shall, subject to Tenant's compliance with its obligations pursuant to this Section 14.4, follow Tenant's commercially reasonable security requirements, which may include the requirement that all persons entering the Premises be attended by a representative of Tenant, Tenant shall make a representative available upon 24-hours prior telephone notice by Landlord. Tenant acknowledges that to the extent Tenant does not facilitate Landlord's access to the Premises or certain portions thereof, Landlord shall be absolved from the obligation to perform any services within such portion of the Premises including cleaning services. In the event of an emergency that could cause damage to health, safety or property Landlord shall use good faith efforts to follow Tenant's security requirements and in such event Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives.

                                   ARTICLE 15

                                    DEFAULT

         SECTION 15.1 TENANT'S DEFAULTS. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

                  (A) Tenant fails to pay when due any installment of Rent and such default shall continue for 5 Business Days after notice of such default is given to Tenant, except that if Landlord shall have given two such notices of default in the payment of Rent in any 12 month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of Rent within such 12 month period after giving one such notice shall constitute an Event of Default; or

                  (B) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days (subject to Unavoidable Delay); or

                  (C) if Landlord applies or retains any part of the Security Deposit, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as hereinafter defined), if applicable, within 10 Business Days after notice by Landlord to Tenant stating the amount applied or retained.

         SECTION 15.2 LANDLORD'S REMEDIES. (A) Upon the occurrence of an Event of Default, Landlord, at its option, and without limiting the exercise of any other right or remedy Landlord may have on account of such Event of Default, and without any further demand or notice, may give to Tenant 3 Business Days' notice of termination of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such 3 Business Day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15, and/or, to the extent permitted by law, Landlord may remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

                  (B) If Landlord elects to terminate this Lease, pursuant to Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:

                           (I)      The worth at the time of award of the unpaid
Rent and charges equivalent to Rent earned as of the date of the termination hereof;

                           (II)     The worth at the time of award of the amount
by which the unpaid Rent and charges equivalent to Rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                           (III)    The worth at the time of award of the amount
by which the unpaid Rent and charges equivalent to Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                           (IV)     Any other amount necessary to compensate
Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

                           (V)      Any other amount which Landlord may
hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

For the purposes of this Section 15.2(b), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such Event of Default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in
Section 15.2(b)(i) and 15.2(b)(ii) shall be computed by allowing interest on such amounts at the Interest Rate; and the "worth at the time of award" of the amount referred to in Section 15.2(b)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1% per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar successor or related provision of law.

         SECTION 15.3 RECOVERING RENT AS IT COMES DUE. Upon any Event of Default, in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4. Accordingly, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Such remedy may be exercised by Landlord without prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 15. Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord elects to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder. Nothing in this Article 15 shall be deemed to affect Landlord's right to indemnification, under the indemnification clauses contained in this Lease, for Losses arising from events occurring prior to the termination of this Lease.

         SECTION 15.4 RELETTING ON TENANT'S BEHALF. If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 15.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any Restorative Work to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, for purposes of reletting the Premises pursuant to the immediately preceding sentence. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

                  (a) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable Restorative Work.

                  (b) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.

                  (c) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

         Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within 5 Business Days of delivery of written notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

         SECTION 15.5 GENERAL. (A) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

                  (B) If, after Tenant's abandonment of the Premises, Tenant leaves behind any of Tenant's Property, then Landlord shall store such Tenant's Property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant's Property within the period permitted by law, Landlord may sell such Tenant's Property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said Property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.

                  (C) To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

         SECTION 15.6 INTEREST. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to 3% of such amount shall be assessed; provided, however, that on 2 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 business days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord's rights or remedies under any other provision of this Lease.

         SECTION 15.7 OTHER RIGHTS OF LANDLORD. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If and during such periods as an Event of Default exists, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any supplemental or overtime property, material, labor, utility or other nonessential service (i.e. provision during Ordinary Business Hours of electrical service and HVAC), whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears.

                                   ARTICLE 16

                   LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES

         If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant's expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 days from the date Landlord gives notice of Landlord's intention to perform the defaulted obligation. Following Landlord's commencement of any action pursuant to clause
(a) above, Landlord shall advise Tenant of the initiation by Landlord of any such actions. All costs and expenses reasonably and actually incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, reasonably and actually incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 10 Business Days of receipt of an invoice therefore.

                                   ARTICLE 17

               NO REPRESENTATIONS BY LANDLORD; LANDLORD'S APPROVAL

         SECTION 17.1 NO REPRESENTATIONS. Except as expressly set forth herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

         SECTION 17.2 NO MONEY DAMAGES. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld,

Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss or profits or business opportunity, arising under or in connection with this Lease.

         SECTION 17.3 REASONABLE EFFORTS. For purposes of this Lease, "reasonable efforts" by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

                                   ARTICLE 18

                                   END OF TERM

         SECTION 18.1 EXPIRATION. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Tenant's Alterations as may be required pursuant to Article 5.

         SECTION 18.2 HOLDOVER RENT. Landlord and Tenant recognize that Landlord's damages resulting from Tenant's failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, then for the first month of such holding-over a sum equal to 150% of the Rent payable under this Lease for the last full calendar month of the Term and thereafter a sum equal to 2 times the Rent payable under the Lease for the last full calendar month of the Term, (b) be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "NEW TENANT") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for actual damages by any New Tenant; provided that the provisions of clauses (b) and (c) shall only be applicable where Landlord shall have given Tenant at least 45 days prior notice that Tenant's failure to vacate the Premises prior to the expiration of such 45 day period shall expose Tenant to liability for such holdover damages. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

                                  ARTICLE 19

                                QUIET ENJOYMENT

                  Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.


                                  ARTICLE 20

                            NO SURRENDER; NO WAIVER

         SECTION 20.1 NO SURRENDER OR RELEASE. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

         SECTION 20.2 NO WAIVER. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.


                                  ARTICLE 21

                     WAIVER OF TRIAL BY JURY; COUNTERCLAIM

         SECTION 21.1 JURY TRIAL WAIVER. THE PARTIES HEREBY AGREE THAT THIS LEASE CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND EACH PARTY DOES HEREBY CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND EACH PARTY DOES HEREBY AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE AND STEAD OF SUCH PARTY, TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

           LANDLORD'S INITIALS:          TENANT'S INITIALS:
                               -----                        -----

         SECTION 21.2 WAIVER OF COUNTERCLAIM. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.


                                  ARTICLE 22

                                    NOTICES

                  Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessee who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given.


                                  ARTICLE 23

                             RULES AND REGULATIONS

                  All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time upon prior notice to Tenant, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules or Regulations against Tenant in a non-discriminatory fashion.


                                  ARTICLE 24

                                    BROKER

                  Landlord has retained Landlord's Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Landlord agrees to pay a commission to Tenant's Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Landlord's Agent and Tenant's Broker and that no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Tenant's Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

                                  ARTICLE 25

                                   INDEMNITY

         SECTION 25.1 TENANT'S INDEMNITY. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of (A) all Tenant Parties or (B) both Landlord and Tenant, provided, however, that Tenant's liability hereunder with respect to matters judicially determined to have arisen out of the negligence of Landlord, which determination shall not be subject to appeal, shall be limited to the amount of insurance coverage carried by Tenant pursuant to Article 11, (ii) against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

         SECTION 25.2 LANDLORD'S INDEMNITY. Landlord shall indemnify, defend and hold harmless Tenant from and against all Losses incurred by Tenant arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

         SECTION 25.3 DEFENSE AND SETTLEMENT. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant's insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an Indemnitee may retain, at its cost, its own attorneys to participate or assist in defending any claim, action or proceeding. If there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant's expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.


                                  ARTICLE 26

                                 MISCELLANEOUS

         SECTION 26.1 DELIVERY. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

         SECTION 26.2 TRANSFER OF REAL PROPERTY. Landlord's obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a "TRANSFER") by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer, provided such successor-in-interest agrees in writing to assume the obligations of Landlord hereunder, and the transferee of Landlord's interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer.

         SECTION 26.3 LIMITATION ON LIABILITY. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the "PARTIES") in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under this Lease.

         SECTION 26.4 RENT. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

         SECTION 26.5 ENTIRE DOCUMENT. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

         SECTION 26.6 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of California.

         SECTION 26.7 UNENFORCEABILITY. If any provision of this Lease, or its application to any Person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

         SECTION 26.8 LEASE DISPUTES. (A) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Northern District of California and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

                  (B) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

         SECTION 26.9 LANDLORD'S AGENT. Unless Landlord delivers written notice to Tenant to the contrary, Landlord's Agent is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from Landlord's Agent. Tenant acknowledges that Landlord's Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord's Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

         SECTION 26.10 ESTOPPEL. (A) Within 15 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional, Rent then payable, (c) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

                  (B) Landlord shall, within 15 days after Tenant's request, execute and deliver to Tenant an estoppel certificate in favor of Tenant and such other persons as Tenant shall request, setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Tenant have, to Landlord's knowledge, been satisfied, or, in the alternative, those claimed by Landlord to be unsatisfied; (e) that, to Landlord's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Landlord; (f) that the amount of advance rent, if any (or none if such is the case), has been paid by Tenant;
(g) the date to which Fixed Rent has been paid; (h) the amount of the Security Deposit (if any); and (i) such other information as Tenant may reasonably request.

         SECTION 26.11 CERTAIN INTERPRETATIONAL RULES. For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

         SECTION 26.12 PARTIES BOUND. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

         SECTION 26.13 MEMORANDUM OF LEASE. This Lease shall not be recorded; however, at either party's request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and either party may record the memorandum, provided that if Tenant so requests that such memorandum be recorded, prior to such recordation Tenant shall execute, acknowledge and deliver to Landlord a quitclaim deed for the Building and the underlying real property together with Tenant's irrevocable instructions that such quitclaim deed may be recorded upon the expiration or earlier termination of this Lease.

         SECTION 26.14 COUNTERPARTS. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         SECTION 26.15 SURVIVAL. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

         SECTION 26.16 CODE WAIVERS. Tenant hereby waives any and all rights under and benefits of Subsection 1 of Section 1931, 1932, Subdivision 2, 1933, Subdivision 4, 1941 and 1942 of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate a lease in the event of a partial taking), and Section 1174(c) of the California Code of Civil Procedure and Section 1951.7 of the California Civil Code (providing for Tenant's right to satisfy a judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises), and any similar law, statute or ordinance now or hereinafter in effect.

         SECTION 26.17 INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

         SECTION 26.18 PREMISES IDENTITY SIGNAGE. Subject to Landlord's approval, which approval shall not be unreasonably withheld, Tenant may install identifying signage at the entranceway to each full floor of the Premises (which may include the names of sublessees at the Premises pursuant to Article 13, including those corporations occupying space of at least 5,000 square feet pursuant to Section 13.1 (d)), the cost of which shall be borne by Tenant.

         SECTION 26.19  LIMITATION ON DAMAGES.  Except as otherwise provided in
Section 1951.2 of the California Civil Code and in Section 18.2 of this Lease and notwithstanding any provision of this Lease other than such Section 18.2 to the contrary, in no event shall Landlord or Tenant be liable or responsible for any indirect, consequential, punitive or exemplary damages.


                                  ARTICLE 27

                               SECURITY DEPOSIT

         SECTION 27.1 SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.

         SECTION 27.2 LETTER OF CREDIT. In lieu of a cash Security Deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the "LETTER OF CREDIT") issued by and drawable upon any commercial bank which is a member of the New York Clearing House Association or other bank satisfactory to Landlord, trust company, national banking association or savings and loan association with offices for banking purposes in the City of San Francisco (the "ISSUING BANK"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a Letter of Credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000 and otherwise substantially in the form of Exhibit H attached hereto. Landlord hereby approves The Chase Manhattan Bank as the Issuing Bank. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the 45th day following the Expiration Date) unless the Issuing Bank sends a notice (the "NON-RENEWAL NOTICE") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 27, until Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 27.2. Within 2 Business Days of receipt of such replacement Letter of Credit, Landlord shall return the cash proceeds to Tenant. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco, California. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

         SECTION 27.3 APPLICATION OF SECURITY. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due, Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or (ii) after a judicial determination thereof, any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall be in compliance with all of the monetary and material nonmonetary terms, covenants and conditions of this Lease at the Expiration Date, the Security Deposit shall be returned to Tenant within 30 days after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease; provided that if this Lease has been terminated upon an Event of Default, Landlord shall continue to hold the Security Deposit until the final determination of the damages to which it is entitled, shall apply the Security Deposit against the amount of such damages and shall return to Tenant the excess, if any.

         SECTION 27.4 TRANSFER. Upon a sale or other transfer of the Real Property or the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. With respect to the Letter of Credit, within 10 days after notice of such transfer or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Upon such Transfer Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord who assumes this lease in writing. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

         SECTION 27.5 REDUCTION IN SECURITY DEPOSIT AMOUNT.

                  (A) DEFINITIONS. For purposes of this Section 27.5, the following terms shall have the meanings set forth below:

                           (I)      "AUDITED FINANCIAL STATEMENTS" means
unqualified (except for a qualification for a change in accounting principles with which the opining CPA concurs) audited financial statements of Tenant as of the end of, and for the, applicable Measurement Year, certified by any of the "Big Five" firms of independent certified public accountants ("CPA").

                           (II)     "FINANCIAL MILESTONES" means that (A) as of
the third anniversary of the Rent Commencement Date first occurring, Tenant has achieved during the applicable Measurement Year Net Cash Flow of at least $83,000,000.00; (B) as of the fourth anniversary of the Rent Commencement Date first occurring, Tenant has achieved during the applicable Measurement Year Net Cash Flow of at least $95,000,000.00; (C) as of the fifth anniversary of the Rent Commencement Date first occurring, Tenant has achieved during the applicable Measurement Year Net Cash Flow of at least $105,000,000.00; (D) as of the sixth anniversary of the Rent Commencement Date first occurring, Tenant has achieved during the applicable Measurement Year Net Cash Flow of at least $115,000,000.00; and (E) as of the seventh anniversary of the Rent Commencement Date first occurring, Tenant has achieved during the applicable Measurement Year Net Cash Flow of at least $127,000,000.00.

                           (III)    "GAAP" means generally accepted accounting
principles, consistently applied.

                           (IV)     "MEASUREMENT DATE" means the last day of
the applicable Measurement Year.

                           (V)      "MEASUREMENT YEAR" means Tenant's most
recent 4 quarter fiscal period ending prior to the applicable Reduction Date.

                           (VI)     "NET CASH FLOW" means, with respect to any
Measurement Year, the sum of net income, depreciation, amortization and stock compensation amortization based upon the amortization of the amount by which the average closing price of publicly traded shares of Tenant during any such period exceeds any applicable option price(s) granted to any individual shareholder(s) or option holder(s) of Tenant for the immediately preceding four calendar quarters as determined in accordance with GAAP.

                           (VII)    "REDUCTION DATE" means the third
anniversary of the Rent Commencement Date first occurring and each anniversary of the Rent Commencement Date first occurring thereafter through the seventh anniversary of the Rent Commencement Date first occurring.

                           (VIII)   "REDUCED L/C AMOUNTS" means (A) as of the
third anniversary of the Rent Commencement Date first occurring an amount equal to $12,000,000.00; (B) as of the fourth anniversary of the Rent Commencement Date first occurring, an amount equal to $9,600,000,00; (C) as of the fifth anniversary of the Rent Commencement Date first occurring, an amount equal to $7,200,000; (D) as of the sixth anniversary of the Rent Commencement Date first occurring, an amount equal to $4,800,000.00; and (E) as of the seventh anniversary of the Rent Commencement Date first occurring, an amount equal to $2,400,000.00.

                           (IX)     "TENANT FINANCIAL REPORT" means a report
package consisting of: (A) a certificate of Tenant setting forth Tenant's Net Cash Flow calculated from financial data included in Tenant's 10Q or 10K regulatory filings with the Securities and Exchange Commission and, to the extent the same is not set forth on the face of the Audited Financial Statements, a supporting schedule showing, in reasonable detail, the calculation thereof, certified by the principal financial officer of Tenant as fairly presenting the amounts of Tenant's Net Cash Flow in accordance with this
Article 27, together with copies of (B) the applicable Audited Financial Statements.

                  (B) REDUCTION PROCEDURE. Following each Reduction Date, Tenant shall deliver to Landlord a Tenant Financial Report and, provided that Tenant has satisfied the applicable Financial Milestones as of the Measurement Date and with respect to the Measurement Year and, provided further that no Event of Default has occurred and is continuing as of the date that is 10 Business Days following the date upon which Landlord receives such Tenant Financial Report ("RELEASE DATE"), then, for each such Reduction Date, if Tenant has so satisfied the applicable Financial Milestones, the Security Deposit shall be reduced effective as of the Release Date to the applicable Reduced L/C Amount. Promptly following any such Release Date, Landlord shall provide written notice to Tenant of any such permitted reduction in the amount of the Security Deposit and (i) if Tenant has posted the Security Deposit in cash, Landlord shall deliver a check payable to the order of Tenant in the amount of the reduction in the amount of the Security Deposit, together with such notice, or (ii) if Tenant has delivered to Landlord the Security Deposit in the form of a Letter of Credit, then, from and after Tenant's receipt of such Landlord notice, Tenant shall be authorized to deliver a substitute or amended Letter of Credit to Landlord satisfying the requirements set forth in
Section 27.2 above and in an
amount equal to the Reduced L/C Amount, and Landlord shall exchange the prior Letter of Credit for the substitute Letter of Credit in cooperation with the Issuing Bank.


                                  ARTICLE 28

                                 RENEWAL TERM

         SECTION 28.1 RENEWAL TERM. Tenant shall have the right to renew the Term for all of the Premises for one renewal term of 5 years (the "RENEWAL TERM") which shall commence on the day following the expiration of the initial Term and end on the fifth anniversary of the Expiration Date, unless the Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (a) Tenant shall have notified Landlord in writing of Tenant's exercise of such renewal right at least 15 months prior to the Expiration Date, but not more than 18 months prior to the Expiration Date (the "EXERCISE NOTICE"), (b) at the time of the exercise of such right and immediately prior to the Expiration Date, no event of Default shall have occurred and be continuing hereunder, and (c) Tenant and/or Related Entities shall be in occupancy of at least 75% of the Premises at the time such notice is given. Time is of the essence with respect to the giving of the notice of Tenant's exercise of the renewal option. The Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that the Fixed Rent shall be determined as provided in Section
28.2 and Tenant shall have no further right to renew the Term. Upon the commencement of the Renewal Term, (A) the Renewal Term shall be added to and become part of the Term (but shall not be considered part of the initial Term),
(B) any reference to "this Lease", to the "Term", the "term of this Lease" or any similar expression shall be deemed to include the Renewal Term, and (C) the expiration of the Renewal Term shall become the Expiration Date.

         SECTION 28.2 RENEWAL TERM RENT. If the Term shall be renewed as provided in Section 28.1, the annual Fixed Rent payable during the Renewal Term shall be equal to the annual fair market rental value of the Premises (the "FAIR MARKET VALUE") as of the day immediately following the expiration of the initial Term (the "CALCULATION DATE"). For purposes of this Article 28, Fair Market Value shall mean the rate being charged for comparable space in Comparable Buildings in the Financial District of San Francisco, with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, proposed term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions. The Base Year during the Renewal Term shall be the calendar year in which the Renewal Term commences. Any dispute between the parties as to the annual fair market rental value shall be resolved by arbitration as provided in Section 28.3 hereof. Within 30 days following Landlord's receipt of the Exercise Notice, Landlord shall advise Tenant in writing of Landlord's determination of Fair Market Value (the "RENT NOTICE"). Within 30 days of Tenant's receipt of Landlord's Rent Notice, Tenant shall advise Landlord in writing whether Tenant accepts Landlord's determination of Fair Market Value, elects to rescind Tenant's exercise of the renewal option (a "RESCISSION NOTICE") or elects to have the determination of Fair Market Value be resolved by arbitration as provided in Section 28.3 hereof. If Tenant fails to so advise Landlord of its election within such 30-day period, and such failure continues for more than 5 Business Days following written notice from Landlord, such failure shall constitute Tenant's acceptance of Landlord's determination of Fair Market Value. If Tenant timely elects to rescind its exercise of the renewal option, the Term of this Lease shall end on the later to occur of (a) the Expiration Date, and (b) the last day of the 12th month following the delivery of the Rescission Notice. If the Fixed Rent payable during the Renewal Term has not been determined prior to the commencement thereof, Tenant shall pay Fixed Rent in an amount equal to the fair market rental value for the Premises as determined by Landlord (the "INTERIM RENT"). Upon final determination of the Fixed Rent for the Renewal Term, Tenant shall commence paying such Fixed Rent as so determined, and within 10 days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped. No adjustment shall be made to Base Operating Expenses and Base Taxes in respect of the Renewal Term.

         SECTION 28.3 ARBITRATION. If Tenant timely elects to dispute Landlord's determination of Fair Market Value pursuant to Section 28.2, such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than 10 years' experience in the City and County of San Francisco in a calling related to the leasing of commercial office space in Comparable Buildings, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 15 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Fair Market Value of the Premises for the Renewal Term, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and submission of evidence, render his or her decision by selecting the determination of Fair Market Value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Fair Market Value of the Premises for the Renewal Term. The arbitrator shall have no power or authority to select any Fair Market Value other than a Fair Market Value submitted by Landlord or Tenant, and 'the decision of the arbitrator Chall be final and binding upon Landlord and Tenant.


                                  ARTICLE 29

                                    PARKING

                  Located in the lower level of 555 Market is the parking garage serving the Project (the "GARAGE"). Except as otherwise provided below, the Garage is open 24 hours a day, 7 days a week to tenants and their Building employees holding valid Building/Garage passes. Subject to such access control systems as Landlord may from time to time reasonably establish (which system may ultimately be based upon a card key system integrated with the Building's access control system), the Garage allows monthly parking with unlimited 24 hours access. During the Term of this Lease and subject to Unavoidable Delays and other causes beyond Landlord's reasonable control, including any limitations on the grant of monthly parking rights imposed by the City and County of San Francisco, Landlord shall make available or cause to be available to Tenant throughout the Term during the hours of operation set forth above, 8 parking privileges which shall be on a must-take must-pay basis. For each parking privilege made available to Tenant, Tenant shall pay monthly in advance to the operator of the parking garage, on or before the 25h day of the preceding calendar month, a parking charge in an amount which is currently equal to $395.00 per month per car and is subject to periodic change from and after the first anniversary of the Commencement Date in accordance with Landlord's publicly announced monthly parking charge.

                  Tenant shall at all times comply with (and the provisions hereof shall be expressly subject to) all applicable Requirements regarding the use of the Garage. Landlord reserves the right, upon notice to Tenant, to adopt, modify and enforce reasonable rules (the "GARAGE RULES") governing the use of the Garage from time to time, including any key card, sticker or other identification or entrance system. Landlord may refuse to permit any person who violates any such Garage Rules to park in the Garage, and any violation of the Rules shall subject the car to removal, at such person's expense from the Garage. The use of all parking privileges shall be solely for use by Tenant's employees (or the employees of a permitted subtenant) working in the Building.

                  The parking privileges hereunder may be provided on an unreserved valet parking basis. Tenant acknowledges that Landlord has arranged for the Garage to be operated by an independent contractor. Accordingly, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor except to the extent due to Landlord's negligence or willful misconduct. Except when caused by the gross negligence, willful misconduct or criminal acts of Landlord or Landlord's Agent or their respective employees, agents or contractors, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage, nor for any personal injuries or death arising out of any matter relating to the Garage, and in all events, Tenant agrees to look first to its insurance carrier for payment of any losses sustained in connection with any use of the Garage and secondly to the operator of the Garage. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, and Tenant shall not park in any such assigned or reserved spaces. If Landlord utilizes a card-key access system, Landlord's charge for any replacement cards shall be reasonable. Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, or if required by casualty, condemnation, or Unavoidable Delay. In such event, Landlord sh~ll refund any prepaid parking rent hereunder, prorated on a per them basis and shall use its reasonable efforts to complete such maintenance or repair as soon as reasonably possible.

                  Tenant agrees to acquaint all employees of Tenant to whom Tenant designates parking privileges of any Garage Rules promulgated by Landlord with respect to the Garage and the parking privileges granted to Tenant herein.


                                  ARTICLE 30

                             RIGHT OF FIRST OFFER

         SECTION 30.1 EXERCISE OF RIGHT. If at any time prior to the expiration or earlier termination of the Term, all or any portion of the office space on the 26th floor of the Building (such space being hereinafter referred to as an "EXPANSION SPACE") is, or Landlord reasonably believes the same is to become, Available (as hereinafter defined) and Landlord proposes to lease such Expansion Space, Landlord shall deliver notice thereof to Tenant (the "EXPANSION NOTICE") setting forth a description of the Expansion Space in question, the rentable square footage of such Expansion Space, Landlord's determination of the Expansion Space Fair Market Value (as hereinafter defined) for such Expansion Space and the date Landlord reasonably anticipates that such Expansion Space will become Available (the "ANTICIPATED EXPANSION SPACE COMMENCEMENT DATE"). Provided that all of the conditions precedent set forth in this Article 30 are fully satisfied by Tenant, Tenant shall have the option (the "EXPANSION OPTION"), exercisable by Tenant delivering irrevocable notice to Landlord (the "ACCEPTANCE NOTICE") within 10 days of the giving by Landlord of the applicable Expansion

Notice, time being of the essence, to lease the Expansion Space upon the terms and conditions set forth in this ARTICLE 30. The Expansion Option may be exercised only with respect to all of the Expansion Space that is the subject of an applicable Expansion Notice. If Tenant fails to timely give an Acceptance Notice with respect to the Expansion Space, Tenant shall be deemed to have rejected Landlord's offer to lease the applicable Expansion Space and Landlord shall have no further obligation and Tenant shall have no further rights with respect to such Expansion Space during the term of the Lease, provided that Landlord shall not enter into a lease for the Expansion Space with a third party at a fixed rent less than 85% of the Expansion Space Fair Market Value, as set forth in the Expansion Notice, without first serving Tenant with a new Expansion Notice and affording Tenant a period of 5 Business Days in which to accept such offer from Landlord.

         SECTION 30.2 DEFINITIONS. (A) "AVAILABLE" shall mean that at the time in question (i) no person leases or occupies the Expansion Space, whether pursuant to a lease or other agreement, and (ii) no person holds any option or right to lease or occupy the Expansion Space, or to renew its lease or right of occupancy thereof. So long as a tenant or other occupant leases or occupies a portion of the applicable Expansion Space, Landlord shall be free to extend any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be Available. In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant to vacate any of the Expansion Space. From and after the date hereof, Landlord shall not grant any rights to any tenant or other occupant of the Building with respect to the Expansion Space unless such rights are subordinate to the rights granted Tenant hereunder, except (A) to tenants or other occupants leasing or occupying the Expansion Space as of the Effective Date, or (B) to new tenants or occupants of a portion of the Expansion Space after Landlord shall have duly offered such portion of the Expansion Space to Tenant pursuant to this Article 30. Nothing set forth in this Article 30 shall be construed to limit Landlord's right to keep space in the Building vacant if Landlord elects, in its sole discretion, to do so, and such vacant space shall in no event be deemed to be Available.

                  (B) "EXPANSION SPACE FAIR MARKET VALUE," with respect to the Expansion Space, shall mean the fair market annual rental value of such Expansion Space at the commencement of the leasing of such Expansion Space for a term commencing on the applicable Expansion Space Commencement Date (as hereinafter defined) and ending on the Expiration Date, as determined by Landlord based on comparable space in the Building and in Comparable Buildings, including all of Landlord's services provided for in the Lease and with (i) such Expansion Space considered as vacant and in the "as is" condition which same shall be in on the applicable Expansion Space Commencement Date, and (ii) the Base Year being the Computation Year commencing on the January 11st immediately preceding the applicable Expansion Space Commencement Date. The calculation of Expansion Space Fair Market Value shall also be adjusted to take into account any construction allowances, work letters, freerent periods or other inducements provided in comparable transactions entered into by Landlord.

         SECTION 30.3 CONDITIONS TO EXERCISE. Tenant shall have no right to exercise an Expansion Option unless all of the following conditions have been satisfied on the date the applicable Acceptance Notice is delivered to Landlord and on the Expansion Space Commencement Date:

                  (A) Tenant shall not be in default under any of the terms, covenants or conditions of this Lease;

                  (B) the Tenant named herein (ie., iXL Enterprises, Inc., a Related Corporation and/or any users of desk space pursuant to Section 13.1(d)) shall not have assigned this Lease and shall be in occupancy of at least 87.5% of the rentable area of the Premises; and

                  (C) there shall not have occurred any material adverse change in the financial condition of Tenant from the condition described on the financial statements submitted by Tenant to Landlord in connection with this Lease.

         SECTION 30.4 INCORPORATION OF EXPANSION SPACE. Effective as of the date on which Landlord delivers vacant possession of the Expansion Space to Tenant (the "EXPANSION SPACE COMMENCEMENT DATE"):

                  (A) Fixed Rent for such Expansion Space shall be the Expansion Space Fair Market Value as determined in accordance with this ARTICLE 30.

                  (B) Tenant shall pay Tenant's Tax Payment and Tenant's Operating Payment with respect to such Expansion Space in accordance with the provisions of ARTICLE 7, except that (i) the Base Year shall be the Comparison Year commencing on the January 1" immediately preceding the applicable Expansion Space Commencement Date, and (ii) Tenant's Area shall be the rentable square footage of such Expansion Space set forth in the applicable Expansion Notice.

                  (C) The rentable square footage of the Expansion Space shall be as set forth in the applicable Expansion Notice (which the parties agree shall be the rentable square footage of such Expansion Space for all purposes of this Lease).

                  (D) The Expansion Space shall be delivered in its "as is" condition, and Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare such Expansion Space for Tenant's occupancy;

                  (E) the Security Deposit shall be increased by an amount equal to (i) the then existing amount of the Security Deposit then required pursuant to ARTICLE 27, divided by the number of rentable square feet then contained in the Premises, multiplied by (ii) the number of rentable square feet contained in the Expansion Space; and

                  (F) The Expansion Space shall be added to and be deemed to be a part of the Premises for all purposes of the Lease (except as otherwise provided in this ARTICLE 30).

         SECTION 30.5 POSSESSION. Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant vacant possession of the Expansion Space for which Tenant has delivered an Acceptance Notice within 180 days after the Anticipated Expansion Space Commencement Date (the "OUTSIDE DATE"); provided, however, that in no event shall Landlord be obligated to incur any fee, cost, expense or obligation, nor to prosecute any legal action or proceeding, in connection with its attempts to deliver the Expansion Space, nor shall Tenant's obligations under this Lease with respect to the Premises or such Expansion Space be affected thereby. Landlord shall not be subject to any liability and this Lease shall not be impaired if Landlord shall be unable to deliver possession of the Expansion Space to Tenant on any particular date.

SECTION 30.6 ARBITRATION. If Tenant shall dispute Landlord's determination of the Expansion Space Fair Market Value for the Expansion Space, Tenant shall give notice to Landlord of such dispute within 10 days following the delivery of Landlord's determination to Tenant, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than 10 years' experience in the City and County of San Francisco in a calling related to the leasing of commercial office space in office buildings comparable to the Building, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 15 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Expansion Space Fair Market Value of the applicable Expansion Space, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and submission of evidence, render his or her decision by selecting the determination of the Expansion Space Fair Market Value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Expansion Space Fair Market Value of the applicable Expansion Space. The arbitrator shall have no power or authority to select any Expansion Space Fair Market Value other than an Expansion Space Fair Market Value submitted by Landlord or Tenant or to modify any of the terms and provisions of this Lease, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. Prior to the determination of the arbitrator, Tenant shall pay Fixed Rent based on Landlord's determination of the Expansion Space Fair Market Value for the applicable Expansion Space, and following the arbitrator's final determination, the amount of any overpayment or underpayment shall be adjusted between the parties.

         SECTION 30.7 AGREEMENT OF TERMS. Landlord and Tenant, at either party's request, shall promptly execute and exchange an appropriate agreement evidencing the leasing of the Expansion Space and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

                                   ARTICLE 31

                           GROUND FLOOR LOBBY IDENTITY

                  If (a) the Tenant in possession of at least 85% of the Premises is iXL Enterprises, Inc. and/or a Related Corporation; (b) the Premises comprises the largest amount of space leased by Landlord to any one tenant; (c) the Premises are at least 150,000 rentable square feet; and (d) Chevron Corporation is no longer a Tenant of the Building, then, but only then, Tenant shall have the right to install on one side of the existing ground floor lobby near one of the elevator banks serving the Premises a sign identifying Tenant's presence in the Building, which shall be first class in all respects, in the name of "iXL Enterprises" or a reasonable derivation thereof containing the letters "iXL" and otherwise of a size, materials, colors and appearance reasonably acceptable to Landlord.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                    TENANT:

TST 555/575 MARKET, L.L.C.,                  iXL ENTERPRISES, INC.,
a Delaware limited liability company         a Delaware corporation


By:  /s/ ANDREW J. NATHAN                    By:    /s/ Mark Steele
    ----------------------------------             ----------------------------

Its: ANDREW J. NATHAN                        Its:   S.V.P.
    ----------------------------------             ----------------------------
     VICE PRESIDENT
                                             By:
                                                   ----------------------------
                                             Its:
                                                   ----------------------------

                                   EXHIBIT A-1

                          FLOOR PLAN OF THE 18TH FLOOR




The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-1

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale x/x" = 1.0'
Date Printed: 5/12/2000

Floor 18
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


NORTH

                                   EXHIBIT A-2

                          FLOOR PLAN OF THE 19TH FLOOR


The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-2

                                  (Floor Plan)

TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 19
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


(NORTH)

                                   EXHIBIT A-3

                          FLOOR PLAN OF THE 20TH FLOOR


The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-3

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 20
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


(NORTH)

                                   EXHIBIT A-4

                          FLOOR PLAN OF THE 21ST FLOOR

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-4

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 21
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


(NORTH)

                                   EXHIBIT A-5

                          FLOOR PLAN OF THE 22ND FLOOR



The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-5

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 22
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


(NORTH)

                                   EXHIBIT A-6

                          FLOOR PLAN OF THE 23RD FLOOR


The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-6

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 23
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


NORTH

                                   EXHIBIT A-7

                          FLOOR PLAN OF THE 24TH FLOOR


The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-7

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 24
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


(NORTH)

                                   EXHIBIT A-8

                          FLOOR PLAN OF THE 25TH FLOOR


The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

                                  EXHIBIT A-8

                                  (Floor Plan)

[LOGO] TISHMAN SPEYER PROPERTIES

Scale: x/x" = 1.0'
Date Printed: 5/12/2000

Floor 25
575 Market St.
San Francisco, CA

All areas and dimensions are approximate. Field verification is necessary.


(NORTH)

                                    EXHIBIT B

                                   DEFINITIONS

         ABOVE BUILDING STANDARD INSTALLATIONS: Initial Installations and Alterations exceeding the cost of Building Standard Installations.

         BASE RATE: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

         BUILDING SYSTEMS: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).

         BUSINESS DAYS: All days, excluding Saturdays, Sundays and all days observed by either the State in which the Building is located, the Federal Government or the labor unions servicing the Building as legal holidays.

         CODE: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.

         COMMON AREAS: The lobby, plaza and sidewalk areas, subterranean garage and other similar areas of general access and the areas on multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises.

         COMPARABLE BUILDINGS: First-class office buildings of comparable age and quality in the Financial District of San Francisco, California.

         EXCLUDED EXPENSES: (a) Taxes; (b) franchise or income taxes imposed upon Landlord; (c) mortgage amortization and interest; (d) leasing commissions;
(e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including workletters and concessions;
(f) fixed rent under Superior Leases, if any; (g) management fees exceeding the greater of (A) 3% of the gross rentals and other revenues collected for the Real Property, and (B) fees charged by Landlord or related entities for the management by any of them of other first class properties in the area of the Building; (h) wages, salaries and benefits paid to any persons above the grade of Building Manager and their immediate supervisor; (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages;
(j) costs of services provided to other tenants of the Building on a "rent-inclusion" basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) costs for services, supplies or repairs paid to any related entity in excess of costs that would be payable in an "arm's length" or unrelated situation for comparable services, supplies or repairs; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) appraisal, advertising and promotional expenses in connection with leasing of the Building;
(p) the costs of installing, operating and maintaining a specialty improvement, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club unless Tenant is permitted to make use of such facility without additional cost or on a subsidized basis consistent with other users; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes; (r) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials (classified as such on the Effective Date) existing in the Premises as of the date hereof; (s) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 7.1; (t) all costs relating to the repair, maintenance and operation of any garage serving the Building; (u) all items and services for which Tenant directly reimburses Landlord or pays third persons for such services which are otherwise not offered by Landlord to all tenants of the Building or which Landlord provides selectively to one or more tenants of the Building which are not customary for normal office use; (v) Landlord's general corporate overhead and general and administrative expenses as distinguished from the costs of the management, operation, maintenance and repair of the Building;
(w) costs for the acquisition of sculpture, paintings or other objects of art provided that Operating Expenses shall include the cost of maintaining, insuring and securing such items in the Common Areas only; (x) damage and repairs or other costs necessitated by the gross negligence or willful misconduct of Landlord or Landlord's Agent or their respective employees, agents or contractors; and (y) that portion of the salaries and benefits of employees of Landlord, to the extent such persons' time is not devoted to the management, repair, administration or operation of the Project.

         GOVERNMENTAL AUTHORITY: The United States of America, the City and County of San Francisco, or State of California, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.

         HAZARDOUS MATERIALS: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as "hazardous substances," "toxic substances," contaminants," "pollutants" or words of similar import.

         HVAC SYSTEMS: The Building System designed to provide heating, ventilation and air conditioning.

         INDEMNITEES: Landlord, Landlord's Agent, each Mortgagee and Lessor, and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives.

         LESSOR: A lessor under a Superior Lease.

         LOSSES: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

         MORTGAGE(S): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

         MORTGAGEE(S): Any mortgagee, trustee or other holder of a Mortgage.

         ORDINARY BUSINESS HOURS: 8:00 a.m. to 6:00 p.m. on Business Days.

         PROHIBITED USE: Any use or occupancy of the Premises that in Landlord's reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein; (b) impair the appearance of the Building;
(c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant's employees only), liquor, tobacco or drugs;
(iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing;
(xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.

         REQUIREMENTS: All present and future laws, rules, orders, ordinances. regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. ss.12,101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises; and (iv) utility service providers.

         RULES AND REGULATIONS: The rules and regulations annexed to and made a part of this Lease as EXHIBIT F, as they may be modified from time to time by Landlord.

         SPECIALTY ALTERATIONS: Alterations which are not standard office installations such as kitchens, pantries, executive bathrooms, raised computer floors, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, and other Alterations of a similar character.

         SUBSTANTIAL COMPLETION: As to any construction performed by any party in the Premises, including the Initial Installations, any Alterations, or Landlord's Work, "Substantial Completion" or "Substantially Completed" means that such work has been completed, as reasonably determined by Landlord's architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant's use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises or Building.

         SUPERIOR LEASE(S): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

         TENANT PARTY: Tenant and any subtenants and occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.

         TENANT'S PROPERTY: Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building.

         UNAVOIDABLE DELAYS: Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures, if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond reasonable Landlord's control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

                                   EXHIBIT C

                                  WORK LETTER

                  1. PROPOSED AND FINAL PLANS.

                           (A)      On or before July 1, 2000, Tenant shall
cause to be prepared and delivered to Landlord, for Landlord's approval, the following proposed drawings ("PROPOSED PLANS") for all improvements Tenant desires to complete or have completed in the Premises (the "INITIAL INSTALLATIONS"):

                                    (I)      Architectural drawings (consisting
of floor construction plan, demolition plan (the "DEMOLITION PLAN"), ceiling lighting and layout, power, and telephone plan).

                                    (II)     Mechanical drawings (consisting of
HVAC, sprinkler, electrical, telephone, and plumbing). The Mechanical drawings shall include a tabulation of connected electrical load and an analysis of anticipated electrical demand load.

                                    (III)    Finish schedule (consisting of wall
finishes and floor finishes and miscellaneous details).

                           (B)      All architectural drawings shall be prepared
at Tenant's sole expense by a licensed architect employed by Tenant and approved by Landlord. Tenant shall deliver two sets of reproducible architectural drawings to Landlord. All mechanical drawings shall be prepared at Tenant's sole expense by a licensed engineer designated by Landlord, whom Tenant shall employ. Tenant shall reimburse Landlord for all reasonable actual out-of-pocket costs incurred by Landlord in reviewing the Proposed Plans.

                           (C)      Within 10 Business Days after Landlord's
receipt of the architectural drawings, Landlord shall approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any changes or additional information required to obtain Landlord's approval.

                           (D)      Within 10 Business Days after receipt of
mechanical drawings, Landlord shall approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any changes required to obtain Landlord's approval.

                           (E)      If Landlord disapproves of, or requests
additional information regarding the Proposed Plans, Tenant shall, within 10 days thereafter, revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord or otherwise provide such additional information to Landlord. Landlord shall, within 10 Business Days after receipt of Tenant's revised plans, approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of any additional changes which may be required to obtain Landlord's approval. If Landlord disapproves the revised plans specifying the reason therefor, or requests further additional information, Tenant shall, within 10 Business Days of receipt of Landlord's required changes, revise such plans and resubmit them to Landlord or deliver to Landlord such further information as Landlord has requested. Landlord shall, again within 10 Business Days after receipt of Tenant's revised plans, approve or disapprove such drawings, and if disapproved, Landlord shall advise Tenant of further changes, if any, required for Landlord's approval. This process shall continue until Landlord has approved Tenant's revised Proposed Plans. "Final Plans" shall mean the Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing. Landlord agrees not to withhold or delay its approval unreasonably so long as such Initial Installations (i) are non-structural and do not affect any Building Systems,
(ii) affect only the Premises and are not visible from outside of the Premises,
(iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement. If Landlord does not respond in writing within 10 Business Days of receipt of Tenant's plans and specifications, stating with specificity its reasons therefor, Tenant shall deliver a second notice to Landlord, stating in bold type on the first page thereof "URGENT - DELAY NOTICE," which notice may be delivered by facsimile to Landlord, Attention: Property Manager/Construction Manager at (415) 894-1314 and
(415) 536-4139, and Attention: General Counsel at (212) 588-1895, and as otherwise set forth in Article 22 of the Lease, and if Landlord fails to respond within five 5 days thereafter, Landlord's consent shall be deemed given.

                           (F)      All Proposed Plans and Final Plans shall
comply with all applicable Requirements. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Requirements, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord's prior approval, which shall not be unreasonably withheld or delayed; provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building's structure, Building Systems (including Intrabuilding Network Telephone Cable), equipment or the appearance or value of the Building.

                           (G)      Notwithstanding anything set forth in this
Work Letter to the contrary, in no event shall any of the Initial Installations to be performed by Tenant to the Premises (including the Required Improvements (as hereinafter defined)) be deemed a "Substantial Change" by the City and County of San Francisco Building Department as such term is defined in Section 3403.2.2.1 of the Building Code, provided that Tenant may perform such work as the City agrees will not constitute a Substantial Change. If in connection with the City's review of the Final Plans the City determines that the scope of some or all of the Initial Installations on some or all of the Premises constitute a Substantial Change, then Tenant shall be required to modify the Final Plans to ensure that the Initial Installations as described thereon will not constitute a Substantial Change. In connection therewith, Tenant agrees and acknowledges that the determination of whether a Substantial Change exists is beyond Landlord's control and that Landlord and Tenant (or their representatives) shall jointly present the Final Plans to the Building Department for approval.

                  2. PERFORMANCE OF THE INITIAL INSTALLATIONS.

                           (A)      FILING OF FINAL PLANS, PERMITS. Tenant, at
its sole cost and expense, in conjunction with Landlord and/or Landlord's representative, shall file the Final Plans with the Governmental Authorities having jurisdiction over the Initial Installations. Tenant shall furnish Landlord with copies of all documents submitted to all such Governmental Authorities and with the authorizations to commence work and the permits for the Initial Installations issued by such Governmental Authorities. Tenant shall not commence the Initial Installations until the required governmental authorizations for such work are obtained and delivered to Landlord.

                           (B)      LANDLORD APPROVAL OF CONTRACTORS. No later
than 5 days following Landlord's approval of the Final Plans, Tenant shall enter into a contract for construction of the Initial Installations with a general contractor acceptable to Landlord (the "GENERAL CONTRACTOR"). Upon request, Landlord shall furnish to Tenant a list of General Contractors approved by Landlord. Tenant's construction contract with the General Contractor shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. The General Contractor shall be responsible for all required construction, management and supervision. In addition, Tenant shall only utilize for purposes of mechanical, electrical, structural, sprinkler, fire and life safety and asbestos related activities those contractors as specifically designed by Landlord (collectively, the "ESSENTIAL SUBS"), which list of Essential Subs shall include 3 names each for those Essential Subs engaged in mechanical, electrical or structural contracting and 1 Essential Sub for fire alarm and life safety. Tenant shall submit to Landlord not less than 10 days prior to commencement of construction the following information and items:

                                    (I)      The names and addresses of the
other subcontractors, and subsubcontractors (collectively, together with the General Contractor and Essential Subs, the "TENANT'S CONTRACTORS") Tenant intends to employ in the construction of the Initial Installations. Landlord shall have the right to approve or disapprove Tenant's Contractors, and Tenant shall employ, as Tenant's Contractors, only those persons or entities approved by Landlord. All contractors and subcontractors engaged by or on behalf of Tenant for the Premises shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building.

                                    (II)     The scheduled commencement date of
construction, the estimated date of completion of construction work, fixturing work, and date of occupancy of the Premises by Tenant.

                                    (III)    Itemized statement of estimated
construction cost, including permits and fees, architectural, engineering, and contracting fees.

                                    (IV)     Certified copies of insurance
policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

                           (C)      ACCESS TO PREMISES. Tenant, its employees,
designers, contractors and workmen shall have access to the Premises prior to the Commencement Date to construct the Initial Installations, provided that Tenant and its employees, agents, contractors, and suppliers only access the Premises via the Building freight elevator, work in harmony and do not interfere with the performance of other work in the Building by Landlord, Landlord's contractors, other tenants or occupants of the Building (whether or not the terms of their respective leases have commenced) or their contractors. If at any time such entry shall cause, or in Landlord's reasonable judgment threaten to cause, such disharmony or interference, Landlord may suspend or terminate such permission upon 24 hours' notice to Tenant, and thereupon, Tenant or its employees, agents, contractors, and suppliers causing such disharmony or interference shall immediately withdraw from the Premises and the Building until Landlord determines such disturbance no longer exists.

                           (D)      LANDLORD'S RIGHT TO PERFORM. Landlord shall
have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any of the Initial Installations which (i) Landlord reasonably deems necessary to be done on an emergency basis, (ii) pertains to structural components or the general Building systems, (iii) pertains to the erection of temporary safety barricades or signs during construction, or (iv) affects asbestos-containing materials. Except in case of emergency, Landlord shall give prior reasonable written notice to Tenant of its intention to perform such work.

                           (E)      WARRANTIES. On completion of the Initial
Installations, Tenant shall provide Landlord with copies of all warranties of at least one year duration on all the Initial Installations. At Landlord's request, Tenant shall enforce, at Tenant's expense, all guarantees and warranties made and/or furnished to Tenant with respect to the Initial Installations.

                           (F)      PROTECTION OF BUILDING. All work performed
by Tenant shall be performed with a minimum of interference with other tenants and occupants of the Building and shall conform to the Rules and Regulations and those rules and regulations governing construction in the Building as Landlord or Landlord's Agent may impose. Tenant will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Initial Installations and to properly police same and Landlord shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Landlord shall direct so as not to burden the operation of the Building. Landlord shall advise Tenant in advance of any special delivery and loading dock requirements. Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord may require daily clean-up if required for fire prevention and life safety reasons or applicable laws and reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord's cleanup requirements. At the completion of the Initial Installations, Tenant's Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and Building. Any damage caused by Tenant's Contractors to any portion of the Building or to any property of Landlord or other tenants shall be repaired forthwith after written notice from Landlord to its condition prior to such damage by Tenant at Tenant's expense.

                           (G)      COMPLIANCE BY ALL TENANT CONTRACTORS. Tenant
shall impose and enforce all terms hereof on Tenant's Contractors and its designers, architects and engineers. Landlord shall have the right to order Tenant or any of Tenant's Contractors, designers, architects or engineers who willfully violate the provisions of this Workletter to cease work and remove himself or itself and his or its equipment and employees from the Building.

                           (H)      ACCIDENTS, NOTICE TO LANDLORD. Tenant's
Contractors shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and with all applicable Requirements for the safety of persons or property. Tenant shall advise the Tenant's Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within 3 days of its occurrence.

                           (I)      REQUIRED INSURANCE. Tenant shall cause
Tenant's Contractors to secure, pay for, and maintain during the performance of the construction of the Initial Installations, insurance in the following the minimum coverages and limits of liability:

                                    (I)      Workmen's Compensation and
Employer's Liability Insurance as required by Requirements.

                                    (II)     Commercial General Liability
Insurance (including Owner's and Contractors' Protective Liability) in an amount not less than $2,000,000 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000, and with umbrella coverage with limits not less than $10,000,000 (with respect to the General Contractor and $2,000,000 for the other Tenant Contractors). Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

                                    (III)    Business Automobile Liability
Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000 for each person in one accident, and $1,000,000 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000 for each accident. Such insurance shall insure Tenant's Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's Contractors, or by anyone directly or indirectly employed by any of them.

                                    (IV)     "All-risk" builder's risk insurance
upon the entire Initial Installations to the full insurance value thereof. Such insurance shall include the interest of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Initial Installations and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism, and malicious mischief. If portions of the Initial Installations are stored off the site of the Building or in transit to such site are not covered under such "all-risk" builder's risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Initial Installations. Any loss insured under such "all-risk" builder's risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interest may appear, subject to the agreement reached by such parties in interest, or in the absence of any such agreement, then in accordance with a final, nonappealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged the Initial Installations shall be made in accordance with the terms and provisions of the Lease including, this Workletter. The waiver of subrogation provisions contained in the Lease shall apply to the "all-risk" builder's risk insurance policy to be obtained by Tenant pursuant to this paragraph (iv).

                  All policies (except the Workmen's Compensation policy) shall be endorsed to include as additional named insureds Landlord and its officers, employees, and agents.

Landlord's contractors, Landlord's architect, Tishman Speyer Properties, L.P., any Mortgages and Superior Lessors and such additional persons as Landlord may designate. Such endorsements shall also provide that all additional insured parties shall be given 30 days' prior written notice of any reduction, cancellation, or nonrenewal of coverage by certified mail, return receipt requested (except that 10 days' notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by such additional insured parties. At Tenant's request, Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance then maintained by Landlord. Additionally, where applicable, such policy shall contain a cross liability and severability of interest clause.

                  To the fullest extent permitted by law, Tenant (and Tenant's Contractors) shall indemnify and hold harmless the Indemnitees from and against all Losses necessitated by activities of the indemnifying party's contractors, bodily injury to persons or damage to property of the Indemnitees arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant's Contractors under Workers' or Workmen's Compensation Acts, Disability Benefit Acts or other Employee Benefit Acts.

                           (J)      QUALITY OF WORK. The Initial Installations
shall be constructed in a first-class workmanlike manner using only good grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Landlord for the Building.

                           (K)      "AS-BUILT" PLANS. Upon completion of the
Initial Installations, Tenant shall furnish Landlord with "as built" plans for the Premises, final waivers of lien for the Initial Installations, a detailed breakdown of the costs of the Initial Installations (which may be in the form of an owner's affidavit) and evidence of payment reasonably satisfactory to Landlord, and an occupancy permit for the Premises. The "as-built" plans shall be prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.

                           (L)      MECHANICS' LIENS. Tenant shall not permit
any of the Tenant's Contractors to place any lien upon the Building, and if any such lien is placed upon the Building, Tenant shall within 10 Business Days of notice thereof, cause such lien to be discharged of record, by bonding or otherwise. If Tenant shall fail to cause any such lien to be discharged, Landlord shall have the right to have such lien discharged and Landlord's expense in so doing, including bond premiums, reasonable legal fees and filing fees, shall be immediately due and payable by Tenant.

                           (M)      REQUIRED IMPROVEMENTS. In connection with
Tenant's construction of the Initial Installations, Tenant shall also, subject to Section 1(g), at its sole cost and expense, perform the work more particularly described in Schedule 1 attached hereto (the

"REQUIRED IMPROVEMENTS") in accordance with the Building Standards attached hereto as Schedule 2. If the effect of Section 1(g) is to prevent Tenant from performing such portion of the Required Improvements to all of the ceiling, then Tenant shall be relieved of the obligation to perform the ceiling (but not lighting) replacement.

                  3. PAYMENT OF COSTS OF THE INITIAL INSTALLATIONS.

                           (A)      Subject to Landlord's Contribution as
provided in Paragraph 3(b) below, the Initial Installations (including the cost of acquiring and installing Building Standard window blinds) shall be installed by Tenant at Tenant's sole cost and expense. The cost of the Initial Installations shall include, and Tenant agrees to pay Landlord for, the following costs ("LANDLORD'S COSTS"): (i) the cost of all work performed by Landlord on behalf of Tenant and for all materials and labor furnished on Tenant's behalf, (ii) the cost of any services provided to Tenant or Tenant's Contractors including but not limited to the cost for rubbish removal, hoisting, and utilities to the extent not included in general conditions charges by the general contractor, and (iii) a supervision fee equal to 5% of the amount of Landlord's Contribution. Landlord may render bills to Tenant monthly for Landlord's Costs (provided that the supervision fee shall be billed based on the cost of the Initial Installations performed during the period in question). All bills shall be due and payable no later than the 15th day after delivery of such bills to Tenant.

                           (B)      Landlord shall pay to Tenant an amount not
to exceed Landlord's Contribution toward the cost of the Initial Installations, provided as of the date on which Landlord is required to make payment thereof,
(i) the Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord's Contribution. Landlord's Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial Installations, except that Tenant may apply up to 5% of Landlord's Contribution to pay "soft costs", consisting of architectural, consulting, engineering and legal fees, and furniture and equipment (exclusive of computer equipment) acquired for use in the Premises, incurred in connection with the Initial Installations. Tenant shall not be entitled to receive any portion of Landlord's Contribution not actually expended by Tenant in the performance of the Initial Installations in accordance with this Workletter for the portion of the premises as described in the Basic Lease Information, nor shall Tenant have any right to apply any unexpended portion of Landlord's Contribution as a credit against Rent or any other obligation of Tenant under the Lease. Upon the completion of the Initial Installations and satisfaction of the conditions set forth below, or upon the occurrence of the date which is twelve months after the Commencement Date, whichever first occurs, any amount of Landlord's Contribution which has not been previously disbursed shall be retained by Landlord.

                           (C)      Landlord shall make progress payments to
Tenant on a monthly basis, for the work performed during the previous month, less a retainage of 10% of each progress payment ("RETAINAGE"). Each of Landlord's progress payments shall be limited to that fraction of the total amount of such payment, the numerator of which is the amount of Landlord's Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Initial Installations, then Landlord's reasonable estimate thereof) for the performance of all of the Initial Installations shown on all plans and specifications approved by Landlord. Provided that Tenant delivers requisitions to Landlord on or prior to the 10th day of any month, such progress payments shall be made within 30 days next following the delivery to Landlord of requisitions therefor, signed by the chief financial officer of Tenant, which requisitions shall set forth the names of each contractor and subcontractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) with the exception of the first requisition, copies of conditional waivers and releases of lien upon progress payment in the form prescribed in the Requirements from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a written certification from Tenant's architect that the work for which the requisition is being made has been completed substantially in accordance with the Final Plans and (iii) such other documents and information as Landlord may reasonably request, including in connection with title drawdowns and endorsements. Any requisition made following the 10th day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. Landlord shall disburse the Retainage upon submission by Tenant to Landlord of Tenant's requisition therefor accompanied by all documentation required under this Section 3(c), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and signoffs for the Initial Installation by Governmental Authorities having jurisdiction thereover, (B) final "as-built" plans and specifications for the Initial Installations as required pursuant to
Section 2(k) and (C) issuance of final, unconditional lien waivers and releases in the form prescribed by the Requirements by all contractors, subcontractors and material suppliers covering all of the Initial Installations. Notwithstanding anything to the contrary set forth in this Section 3(c), if Tenant does not pay any contractor or supplier as required by this provision, Landlord shall have the right, but not the obligation, to promptly pay to such contractor or supplier all sums so due from Tenant, and Tenant agrees the same shall be deemed Additional Rent and shall be paid by Tenant within 10 days after Landlord delivers to Tenant an invoice therefor.

                  4. MISCELLANEOUS.

                           (A)      All defined terms as used herein shall have
the meanings ascribed to them in the Lease.

                           (B)      Tenant agrees that, in connection with the
Initial Installations and its use of the Premises prior to the commencement of the Term of the Lease, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rent, and further agrees that Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Initial Installations or installations made in the Premises, or to any personal property placed therein, the same being at Tenant's sole risk.

                           (C)      Except as expressly set forth herein,
Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

                           (D)      This Workletter shall not be deemed
applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                           (E)      The failure by Tenant to pay any monies due
Landlord pursuant to this Workletter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 15.6 of the Lease.

                                   SCHEDULE 1

                              REQUIRED IMPROVEMENTS

                           (A)      Renovation of the toilet rooms, where
necessary, to comply with applicable Requirements;

                           (B)      Ensure that the core door hardware shall be
of the lever-type on doorways affording ingress and egress to and within the Premises;

                           (C)      Upgrade the lobby separation doors, where
applicable, to comply with Requirements;

                           (D)      Upgrade the existing drinking fountain and
coffee stations, where applicable, to comply with Requirements; and.

                           (E)      Upgrade the ceiling and lighting on each
floor.

                                  SCHEDULE 2

                              BUILDING STANDARDS

A.       TENANT AREA: STANDARD MATERIALS AND FINISHES

1.   Partition:
                  See Details

2.   Wall paint:
                  Latex enamel

3.   Ceiling Typical:
                  Acoustical Ceiling Tile:
                  24" x 24" Cirrus, #589A
                  Manufacturer: Armstrong
                  Ceiling Grid: 24" x 24" lay-in-grid
                  Manufacturer: Donn "Fine Line 9/16" #15 flat white

4.   Tenant Entrance Pocket Doors:
                  Rated painted doors
                  Full height, 1 3/4" thick hollow metal door place on hold open...
                  Manufacturer: _____________________________ or equal

5.   Interior Door: Paint grade or better
                  Painted Core Doors (to replace existing):
                  Size to fit existing steel frames, 1 3/4" thick, hollow metal
                  Smoke seals at jamb and head in one hour corridors

6.   Frames:
                  Slim profile aluminum finish, anodized aluminum
                  Manufacturer: Raco Trimline II or equal


                           Hardware                            Application
                           --------                            -----------
                     L9453P 06L 626                   Entries with deadbolt function
                                                      (Mortise)

                     L9050 06L 626                    Entries without deadbolt functions
                                                      (Mortise)

                     L9080P 06L 626                   Entries with storeroom function
                                                      (Mortise)

                     D53DP RHO 626                    Interior lockset

                     D80PD RHO 626                    Interior storeroom

                     D40S RHO 626                     Interior privacy

                     D10S RHO 626                     Interior passage

                     Butts:       McKinnely 2 pair TA2714 4.5"- 626

                     Closer:      LNC 4041

                     Flush Bolts: DCI 842

                     Coordinator: Glynn Johnson COR2

7.   Light Fixtures:
                  Type A: Direct/Indirect Lay-in; Avante - 2AV 2' x 2'; Avante
                    AV 2' x 4'
                  Type B: Pendant fixture; Finelite: Series 3 with occupancy censor
                  Type C: Fluorescent Down Light

8.   Exit Sign:
                  Lithonia Precise-LRP-LGC-LA/LRP2GMR-LRA as needed. Signs to be L.E.D. edge lit.

9.   Carpet:
                  Manufacturer: TBD

10.  Resilient Base:
                  Straight rubber with molded corners, 4" at carpet. Coved rubber with molded corners, 4" at vinyl tile.
                  Manufacturer: Burke

11. Vinyl Floor Tiles:
                  Manufacturer: Armstrong Standard VCT

12. Painted Surfaces: Walls - 1 coat primer, 2 coats eggshell latex Wood/metal - 1 coat primer, 2 coats semi-gloss enamel Toilet Rooms

B.       TOILET ROOMS

1. Walls: Ceramic Tile: daltile, Biscuit - K175 (4 1/4" X 4 1/4") with Accent, Navy - K189 (4 1/4" X 4 1/4")

2. Floors: daltile, floor tile, White Granite, D037 (2" X 2") with Accent, Cobalt Blue, abrasive, D023 (2" X 2")

3.  Tile Base: daltile A-3401, Biscuit - K175 (4 1/4" X 4 1/4")

4.  Ceiling: Gypsum Wall Board

5. Bathroom Undercounter Lavatory (Women's Room): American Standard Ovalyn II (0496.011) ADA compliant white

6.  Lavatories: Wheelchair Users Lavatory with extra hole for soap dispenser
                  (Men's Room): American Standard 9140.021-020 white

7.  Two Handle Widespread Lavatory Faucet: American Standard
                  Heritage Amarillis 4800.000 (Less drain, less handles)
                  Finish: Polished Chrome - 002
                  Wrist Blade (372H), ADA compliant
                  Finish: Polished Chrome

8.  Countertop with integrated cove splash (Women's Room):
                  Solid Surface Material: Formica
                  Finish: Crumbled Shards

9.  Mirror:       Bobrick B-1556
                  Frameless stainless steel mirror or equal

10. Toilet Partitions: Metpar, Forum (CH-700) ceiling hung, baked enamel
                  Color: Platinum 715 or equal

11. Electrical Lights: 6" open vertical lamp downlight
                  Lithonia Gotham Fluorescent AFV 32TST 6 120 EOL HSG or equal

12. Toilet Accessories:

                  a. Recessed Units - Combo Towel Dispenser/Waste Unit
                           Bobrick Only - No Sub
                           B-43944 Contura Series
                           Or
                           B-3944 Classic Series

                  b. Recessed Units - Towel Dispensers
                           Bobrick Only - No Sub
                           B-4362 Contura Series
                           OR
                           B-362 Classic Series

                  c. Surface Mounted Towel Dispensers
                           Bobrick Only - No Sub

                           B-4262 Contura Series
                           Or
                           B-262 Classic Series

                  d. Toilet Seat Cover Dispensers
                           Bobrick Only - No Sub
                           B-4221 Contura Series
                           Or
                           B-221 Classic Series

                  e. Sanitary Napkin Disposal Unit
                           Bobrick Only - No Sub
                           B-270 Contura Series
                           Or
                           B-254 Classic Series

                  f. Basin/Sink Mounted Soap Dispenser:
                           Bobrick Only - No Sub
                           B-822

                  g. Surface Mounted Toilet Tissue Dispenser:
                           Bobrick Only - No Sub
                           B-4388 Contura Series

C.       BUILDING STANDARD DETAILS

1.  1 Hour rated partition

2.  Non-rated partition to underside of ceiling

3.  Non-rated one-sided Furred Wall

4.  Hollow metal frame - door head

5.  Hollow metal frame - door jamb

6.  Aluminum frame - cased opening jamb

 7. Aluminum frame - door head attached to acoustical ceiling

                                   EXHIBIT D

                               DESIGN STANDARDS

         (a) HVAC. Building Standard heating, ventilation, cooling shall generally meet the following design criteria during Ordinary Business Hours: The HVAC System shall be capable of maintaining 78(degrees)F (Title 24) plus or minus 2 degrees, when outdoor conditions are 79(degrees)F dry bulb and 63(degrees)F wet bulb. The HVAC System shall be capable of maintaining 72(degrees)F at outdoor temperature 39(degrees)F dry bulb. Additional system capacity, exceeding Title 24 requirements, is available such that the HVAC system can maintain 75(degrees)F plus or minus 2(degrees)F upon application of the following design data. The HVAC System is designed based upon (i) electrical usage of 4 watts per usable square foot for all purposes (lighting and power),
(ii) occupancy rate of 1 person per usable 150 square feet, and (iii) shades fully drawn and partially closed. The Building's HVAC system has been designed to provide 20 cfm of outside air based upon 1 occupant per 150 usable square feet or 0.15 cfm outside air per usable square foot. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air conditioning system serving the Premises, at Tenant's request.

         (b) Electrical. The Building Electrical System serving the Premises is designed to provide:

                  (i) 1.5 watts per usable square foot of high voltage (480/277 volt) connected power for lighting, and

                  (ii) 3.5 watts per usable square foot of low voltage (120/280 volt) connected power for convenience receptacles.

                                   EXHIBIT E

                            CLEANING SPECIFICATIONS

GENERAL CLEANING

NIGHTLY

         GENERAL OFFICES:

         1. All hard surfaced flooring to be swept using approved dustdown preparation.

         2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

         3. Hand dust and wipe clean all furniture, fixtures and window sills.

         4.       Empty all waste receptacles and remove wastepaper.

         5.       Wash clean all Building water fountains and coolers.

         6.       Sweep all private stairways.

         LAVATORIES:

         1.       Sweep and wash all floors, using proper disinfectants.

         2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

         3.       Wash and disinfect all basins, bowls and urinals.

         4.       Wash all toilet seats.

         5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

         6. Empty paper receptacles, fill receptacles from tenant supply and remove wastepaper.

         7.       Fill toilet tissue holders from tenant supply.

         8.       Empty and clean sanitary disposal receptacles.

WEEKLY

         1.       Vacuum all carpeting and rugs.

         2. Dust all door louvers and other ventilating louvers within a person's normal reach.

         3.       Wipe clean all brass and other bright work.

QUARTERLY

         High dust premises complete including the following:

         1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

         2. Dust all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

         3.       Dust all venetian blinds.

         4.       Wash all partition glass.

                                   EXHIBIT F

                             RULES AND REGULATIONS

         1. Nothing shall be attached to the outside walls of the Building. Other than Building Standard blinds, no curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior consent of Landlord, which consent shall not be unreasonably withheld.

         2. No sign, advertisement, notice or other lettering visible from the exterior of the Premises shall be exhibited, inscribed, painted or affixed to any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All lettering on doors shall be inscribed, painted or affixed in a size, color and style acceptable to Landlord.

         3. The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises or Common Areas shall not be covered or obstructed by Tenant, nor shall any articles be placed on the window sills, radiators or convectors.

         4. Landlord shall have the right to prohibit any advertising of the Premises by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         5. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

         6. Except in those areas designated by Tenant as "security areas," all locks or bolts of any kind shall be operable by the Building's Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Building's Master Key. Tenant shall, upon the termination of its Lease, deliver to Landlord all keys of stores, offices and lavatories, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

         7. Tenant shall keep the entrance door to the Premises closed at all times.

         8. All movement in or out of any freight, furniture, boxes, crates or any other large object or matter of any description must take place during such times and in such elevators as Landlord may prescribe; provided that Tenant shall have access to the Premises on a 24-hour-per-day/7-day-per-week basis. Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require that any person leaving the public areas of the Building with any article to submit a pass, signed by an authorized person, listing each article being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises.

         9. All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require.

         10. None of Tenant's employees, visitors or contractors shall be permitted to have access to the Building's roof, mechanical, electrical or telephone rooms without permission from Landlord, which consent shall not be unreasonably withheld.

         11. Tenant shall not lay floor tile, or other similar floor covering so that the same shall come in direct contact with the concrete floor of the Premises and, if such floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water; the use of cement or other similar adhesive material being expressly prohibited.

         12. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein.

         13. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord.

         14. Tenant shall store all its trash and recyclables within its Premises. No material shall be disposed of which may result in a violation of any Requirement. All refuse disposal shall be made only though entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use the Building's hauler.

         15. Tenant shall not mark, paint, drill into or in any way deface any part of the Building, except with the prior written consent of Landlord in the case of the Premises, which consent shall not be unreasonably withheld. No boring, cutting or stringing of wires shall be permitted, except with prior consent of Landlord, and as Landlord may direct.

         16. The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same.

         17. Tenant, before closing and leaving the Premises at any time, shall use reasonable efforts to see that all lights, water faucets, etc. are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use.

         18. No bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building.

         19.      Canvassing or soliciting in the Building is prohibited.

         20. Employees of Landlord or Landlord's Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or in response to any emergency condition.

         21. Tenant is responsible for the delivery and pick up of all mail from the United States Post Office.

         22. Landlord reserves the right to exclude from the Building during other than Ordinary Business Hours all persons who do not present a valid Building pass. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

         23. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

                                    EXHIBIT G

         FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

                  THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of the _______ day of May, 2000, by and between MORGAN STANLEY MORTGAGE CAPITAL INC., having an address at 1585 Broadway, 38th Floor, New York, New York 10036 ("Lender") and iXL ENTERPRISES, INC., having an address at 1888 Emery Street, Atlanta, Georgia 30318 ("Tenant").

                                   RECITALS:

                  A. Lender has made a loan in the approximate amount of $170,000,000 to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain loan agreement dated December 10, 1999, between Lender and Landlord (the "Loan Agreement"). The Loan is evidenced by a certain Promissory Note dated December 10, 1999, given by Landlord to Lender (the "Note") and secured by a certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Mortgage"), dated December 10, 1999, and recorded on December 15, 1999 as Series No. G705093 in the Official Records of the City and County of San Francisco, given by Landlord to Lender which encumbers the fee estate of Landlord in certain premises described in EXHIBIT A attached hereto (the "Property");

                  B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated May _, 2000 between TST 555/575 Market, L.L.C., as landlord ("Landlord") and Tenant, as tenant (the "Lease"); and

                  C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

                  For good and valuable consideration, Tenant and Lender agree as follows:

                  1. Subordination. Tenant agrees that, subject to the terms and conditions of this Agreement, the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

                  2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant's possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note, the Mortgage and the Loan Agreement shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant and/or permitted subtenants or assignees shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed beyond the expiration of any applicable notice or grace periods.

                  3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the "Transferee") if the conditions set forth in
Section 2 above have not been met at the time of such transfer), Transferee shall not disturb Tenant's use, occupancy and enjoyment of the Premises nor terminate or disturb Tenant's rights or privileges under the Lease, as modified by this Agreement, but the Lease shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, provided, however, that the provisions of the Mortgage and the Loan Agreement shall govern with respect to the disposition of any casualty insurance proceeds or condemnation awards and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant,
(b) liable (i) for Landlord's failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one
(1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord's interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Transferee's prior written consent prior to the time the Transferee succeeded to Landlord's interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord's interest other than if pursuant to the provisions of the Lease. If the Transferee is the Landlord, (a) through (j) above shall not be applicable.

                  4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

                  5. Lender's Consent. Tenant shall not, without obtaining the prior written consent of Lender, such consent not to be unreasonably withheld, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender's prior consent, shall not be binding upon Lender.

                  6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written default notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty
(60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

                  7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) upon receipt if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:              iXL Enterprises, Inc.
                           1900 Emery Street
                           Atlanta, Georgia 30318
                           Attn: Mr. Carl P. Helfrich
                           Facsimile No.: (404) 355-7882

With a copy to:            Greenberg Traurig
                           3060 Peachtree Road, Suite 1100
                           Atlanta, Georgia 30305
                           Attn: James S. Altenbach, Esq.
                           Kenneth J. Clayman, Esq.
                           Facsimile No.: (404) 233-5824

If to Lender:              Morgan Stanley Mortgage Capital Inc.
                           1585 Broadway
                           38th Floor
                           New York, New York 10036
                           Attention: James Flaum & Kevin Swartz
                           Facsimile No. (212) 761-0524

With a copy to:            Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Attention: John Zizzo, Esq.
                           Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

                  9. Definitions. The term "Lender" as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

                  10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

                  11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

                  12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                  13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

                  14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market ("Investors"). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

                  16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

                  17. Limitations on Lender's Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the "Subsequent Landlord") have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

                  IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

                                    LENDER:

                                    Morgan Stanley Mortgage Capital Inc., a
                                    New York corporation


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    TENANT:

                                    iXL ENTERPRISES, INC.,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

The undersigned accepts and agrees to
the provisions of Section 4 hereof:

                                    LANDLORD:


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT H

                   [LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

                                  MAY   , 2000

TST 555/575 MARKET, L.L.C.
C/O TISHMAN SPEYER PROPERTIES, L.P.
520 MADISON AVENUE
NEW YORK, NEW YORK 10022
ATTN: GENERAL COUNSEL

WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________ IN YOUR FAVOR FOR AN AGGREGATE AMOUNT NOT TO EXCEED $14,400,000 EXPIRING AT OUR COUNTERS IN NEW YORK WITH OUR CLOSE OF BUSINESS ON ___________, 2001. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL 12-MONTH PERIODS THROUGH _______________ [45 DAYS AFTER LEASE EXPIRATION], UNLESS WE INFORM YOU IN WRITING BY REGISTERED MAIL, DISPATCHED BY US AT LEAST 30 DAYS PRIOR TO THE THEN EXPIRATION DATE, THAT THIS LETTER OF CREDIT SHALL NOT BE EXTENDED. IN THE EVENT THIS LETTER OF CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW HEREUNDER. SUCH DRAWING IS TO BE MADE BY MEANS OF A DRAFT ON US AT SIGHT, WHICH MUST BE PRESENTED TO US BEFORE THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT. THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT. THIS LETTER OF CREDIT IS PAYABLE IN MULTIPLE DRAFTS.

THIS LETTER OF CREDIT IS AVAILABLE WITH THE CHASE MANHATTAN BANK, NEW YORK AGAINST PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON THE CHASE MANHATTAN BANK, NEW YORK WHEN ACCOMPANIED BY THE DOCUMENTS INDICATED HEREIN.

BENEFICIARY'S DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF ITS OFFICIALS
READING: "THE AMOUNT OF THIS DRAWING USE ............... UNDER THE CHASE
MANHATTAN BANK LETTER OF CREDIT NUMBER _______________ REPRESENTS PROPERTY DESCRIBED IN THE LEASE DATED MAY__, 2000 BY AND BETWEEN TST 555/575 MARKET, L.L.C., AS LANDLORD, AND iXL ENTERPRISES, INC., AS TENANT (THE "LEASE"). THE AMOUNT REQUESTED BY THE DRAFT ACCOMPANYING THIS STATEMENT IS THE AMOUNT TO WHICH BENEFICIARY IS ENTITLED UNDER THE TERMS OF THE LEASE AS A RESULT OF (A) AN EVENT OF DEFAULT UNDER THE LEASE, OR (B) ISSUER'S DELIVERY TO BENEFICIARY OF NOTICE THAT ISSUER ELECTS NOT TO RENEW THIS LETTER OF CREDIT, AND BENEFICIARY REQUESTS PAYMENT OF THE ENCLOSED DRAFT UNDER THE ENCLOSED LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) AND THE CHASE MANHATTAN BANK ONLY IS AUTHORIZED TO ACT AS THE TRANSFERRING BANK.

WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM SATISFACTORY TO US IS RECEIVED BY US AND OUR TRANSFER CHARGES ARE PAID BY BANK OR CERTIFIED CHECK.

TRANSFER CHARGES RE 1/4 OF 1 PERCENT OF THE TRANSFERRED AMOUNT, MINIMUM CHARGE OF USD 150.00. FORMS ARE ATTACHED.

THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK.

IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE.

THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR LIMITED BY REFERENCE TO ANY DOCUMENTS, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN, OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO, OR TO WHICH THIS LETTER OF CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY SUCH DOCUMENTS, INSTRUMENT OR AGREEMENT.

ALL CORRESPONDENCE AND ANY DRAWINGS PRESENTED IN CONNECTION WITH THIS LETTER OF CREDIT MUST ONLY BE PRESENTED TO US AT THE CHASE MANHATTAN BANK, 55 WATER STREET, 17TH FLOOR, ROOM 1710, NEW YORK, NEW YORK 10041, ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT. CUSTOMER INQUIRY NUMBERS ARE (212) 638-1587 AND
(212) 638-1564.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

WE HEREBY ISSUE THIS STANDBY CREDIT IN YOUR FAVOR. IT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION INTERNATIONAL CHAMBER OF COMMERCE, PARIS, FRANCE PUBLICATION NO. 500) AND ENGAGES US IN ACCORDANCE WITH THE TERMS THEREOF. THE NUMBER AND THE DATE OF OUR CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFTS REQUIRED.

                                             [ISSUER OF LETTER OF CREDIT]


                                             -----------------------------------


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

                                    EXHIBIT I

                               CONSTRUCTION RULES

GENERAL

All work to be performed shall be approved by Owner prior to commencement of the job. All contractors/subcontractors shall employ union labor.

All work shall comply with all applicable federal, state and local codes and ordinances.

Contractor shall obtain and pay for all required fees, permits and inspections.

Contractor shall furnish to Owner the following items prior to the commencement of any work:

                  Copies of all permits and permit drawings;
                  Project schedule;
                  List of all subcontractors; and
                  Certificates of Insurance for all contractors/subcontractors; Emergency telephone list for all contractors/subcontractors.

No flammable liquids or hazardous materials shall be stored on any floor.

Contractor shall be responsible for the security of their own materials, equipment and tools and that of their subcontractors. All gang boxes, toolboxes and other containers are subject to inspection when moved in or out of the building.

No building systems shall be turned off, disengaged, or otherwise affected by Contractor or subcontractor without the approval and supervision of Owner. Said systems shall include but shall not be limited to automatic sprinklers, electrical circuits, lighting, emergency lighting, life safety systems, smoke detectors and domestic water supply. All penetrations of concrete slabs shall be subject to x-ray prior to coring.

Contractor shall ensure that all corridors, exits, elevator lobbies and telephone/electrical closets are not cluttered or blocked. Contractor shall provide walk-off mats at the exit from the construction area and entrance to the elevators.

Doors to all work areas, including mechanical and electrical closets, shall remain closed at all times.

Contractor shall be responsible for the protection of their work and all areas adjacent to their work. Contractor shall maintain the work area in a safe and sanitary condition at all times.

No radios or other audio devices are permitted.

WORKING HOURS

Normal building hours are:

         Mon. - Fri., 6:00 a.m. - 7:30 p.m.
         Sat., 8:00 a.m. - 4:30 p.m.


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

Any work that creates excessive noise or disruption shall be scheduled at the following times:

         Mon. - Fri., 6:00 a.m. - 7:30 a.m. and 6:00 p.m. - 7:30 p.m.
         Sat., 8:00 a.m. - 4:30 p.m.

Any work that creates noxious or foul odors shall be scheduled during the following hours:

         Sat., 8:00 a.m. - 4:30 p.m.

Any work that must be scheduled outside normal building hours requires 48 hour prior written notice to the Building Office (415-894-0336).

PARKING

There is no parking available at Market Center.

GARAGE (555 MARKET) AND LOADING DOCK (575 MARKET)

The garage and loading dock are available for deliveries Mon. - Fri., 6:00 a.m.
- - 4:00 p.m.

All contractors and sub-contractors shall enter and exit the building through the garage (555 Market) or loading dock (575 Market).

All deliveries are limited to thirty (30) minutes. Deliveries needing longer than 30 minutes should be scheduled after hours with the Building Office (415-894-0336).

The height limit for the garage is 15'-0".

The height limit for the loading dock is 15'-0".

DEBRIS BOXES

All debris box deliveries shall be placed on Stevenson Street. All required permits shall be obtained by the Contractor at Contractor's sole cost and expense.

Debris boxes may be delivered no earlier that 5:00 p.m. Mon. - Fri. and must be removed prior to 6:00 a.m. the following morning.

Contractors shall not dispose of any construction materials or trash in the building's receptacles.

FREIGHT ELEVATORS

The normal hours of operation of the freight elevators are Mon. - Fri., 6:00 a.m. - 6:00 p.m.

Use of the freight elevators on "independent" for tool or material delivery shall be scheduled with the Chief Engineer and the Project Manager for Security.

The dimensions and capacities of the freight elevators follow:


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


                  555 Market:       Cab: 6'-3" x 9'-2" x 11'-0"
                                    Door Opening: 4'-4" x 8'-9"
                                    Capacity: 6,000 lbs.

                  575 Market:       Cab: 6'-7" x 8'-9" x 12'-0"
                                    Door Opening: 4'-3" x 8'x l0"
                                    Capacity: 6,000 lbs.

RESTROOMS

Contractor(s) may only use the restrooms on the floor(s) on which they are working. Contractor shall provide floor protection in all restrooms they use.

PAYMENT

Payment shall be made upon completion and acceptance of all work. Progress payments may be made if approved by Owner in advance. Retention equal to ten percent (10%) shall be held until the following items are completed.

                  All punch list items are corrected;
                  Copies of air balance reports are furnished to Owner; Copies of electrical, mechanical, sprinkler and life safety
                           "as-built" drawings are furnished to Owner;
                  Copies of job cards with all "sign offs" by appropriate
                           authorities are furnished to owner;
                  Copies of signed lien releases; and
                  Copies of all warranties and equipment manuals.


                                      I-3